SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
[X] Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]


                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



June__________, 2004



Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on __________, June ___, 2004, at ______ (local time), at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's By-laws.


                                           Sincerely,




                                           J. Landis Martin
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE ___, 2004

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on __________, June ___, 2004, at _________ (local time), at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado, for the following purposes:

     (1)  To elect seven  directors  to serve  until the 2005 Annual  Meeting of
          Stockholders   and  until  their   successors  are  duly  elected  and
          qualified;

     (2) To consider and vote on the Company's 2004 Senior Executive Cash Incentive Plan;

     (3) To consider and vote on an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 10,000,000 shares (9,900,000 shares of common stock, $.01 par value, and 100,000 shares of preferred stock, $.01 par value) to 100,000,000 shares (90,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value);

     (4) To consider and vote on an exchange offer pursuant to which the Company would issue shares of newly created Series A Preferred Stock in exchange for the 6.625% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities of TIMET Capital Trust I; and

     (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on June ___, 2004 as the record date (the "Record Date") for the Annual Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

In accordance with the Company's By-laws, your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting.

                                   By order of the Board of Directors,



                                   Joan H. Prusse
                                   Vice President, General Counsel and Secretary

Denver, Colorado
June ___, 2004

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (referred to herein as the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation (referred to herein as "TIMET" or the "Company"), for use at the 2004 Annual Meeting of Stockholders of the Company to be held on _________, June ___, 2004, at _________ (local time), at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado, and at any adjournment or postponement thereof (referred to herein as the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share (referred to herein as "TIMET Common Stock"), on or about June ___, 2004.

                          PURPOSE OF THE ANNUAL MEETING

Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of seven directors to serve until the 2005 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified (See Proposal I); (ii) the Company's 2004 Senior Executive Cash Incentive Plan (See Proposal II); (iii) an amendment (referred to herein as "Certificate of Incorporation Amendment") to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 10,000,000 shares (9,900,000 shares of common stock, $.01 par value, and 100,000 shares of preferred stock, $.01 par value) to 100,000,000 shares (90,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value) (See Proposal III); (iv) an exchange offer (referred to herein as the "Exchange Offer") pursuant to which the Company would issue shares of newly created Series A Convertible Preferred Stock (referred to herein as "Series A Preferred Stock") in exchange for the 6.625% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (referred to herein as "BUCS") of TIMET Capital Trust I (referred to herein as the "Capital Trust") (See Proposal IV); and (v) such other business as may properly come before the Annual Meeting.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Under applicable rules of the New York Stock Exchange (referred to herein as the "NYSE") and Securities and Exchange Commission (referred to herein as the "SEC"), brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If a broker/nominee who is entitled to vote on a routine matter does not vote such shares, such shares are referred to herein as "broker/nominee non-votes." Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

At the Annual Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Annual Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Approval of the 2004 Senior Executive Cash Incentive Plan, the Certificate of Incorporation Amendment and the Exchange Offer will require the affirmative vote of a majority of the shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Except as otherwise required by the Company's Amended and Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will also require the affirmative vote of a majority of the shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of the 2004 Senior Executive Cash Incentive Plan, the Certificate of Incorporation Amendment, the Exchange Offer or any other matter that may properly come before the Annual Meeting.

American Stock Transfer and Trust Company (referred to herein as "AST"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to AST will be kept confidential by AST in accordance with the Company's By-laws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on June ___, 2004 (referred to herein as the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were [3,179,942] shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Annual Meeting. See "Interests of Certain Persons" below.

On February 4, 2003, the stockholders of TIMET approved a one-for-ten reverse split of the TIMET Common Stock. The reverse stock split was effective at 5:00 p.m. E.S.T. on February 14, 2003, at which time each ten shares of TIMET Common Stock outstanding immediately prior to the reverse stock split were combined into one share of TIMET Common Stock immediately after the reverse stock split. All of the share numbers for TIMET Common Stock in this Proxy Statement reflect this one-for-ten reverse split, even if the date as to which such share number speaks to was prior to the effective date of the reverse stock split.

Prior to February 7, 2003, Tremont Corporation (referred to herein as "Tremont Corporation") held approximately 39.7% of the shares of TIMET Common Stock outstanding. On February 7, 2003, Valhi, Inc. (referred to herein as "Valhi") completed a merger with Tremont Corporation whereby, in a series of transactions, Tremont Corporation was merged into Tremont LLC (referred to herein as "Tremont LLC"), a wholly owned subsidiary of Valhi, Inc. For ease of reference, this series of transactions is called the Tremont Merger throughout this Proxy Statement.

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

                          INTERESTS OF CERTAIN PERSONS

Our principal stockholders and some of the TIMET's directors and officers have interests in the Exchange Offer that are different from, or in addition to, or that might conflict with, the interests of the holders of TIMET's securities. These conflicts include the following:

o As of the Record Date, Harold C. Simmons may be deemed to beneficially own [1,614,700] BUCS, representing approximately [40.1]% of the outstanding BUCS. This is comprised of [1,600,000] BUCS directly owned by Mr. Simmons' spouse and [14,700] BUCS directly owned by Valhi. Mr. Simmons' spouse and Valhi have indicated that they intend to tender these BUCS in the Exchange Offer. Assuming that these BUCS are so tendered, and depending upon how many other BUCS are tendered, upon the consummation of the Exchange Offer, Mr. Simmons could be deemed to beneficially own at least a majority of the outstanding shares of Series A Preferred Stock. In such a case, Mr. Simmons would control the voting rights of the holders of the Series A Preferred Stock with respect to the election of an additional director in the event that dividends on the Series A Preferred Stock are in arrears for 12 quarterly periods. In addition, the affirmative vote of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required to approve certain transactions that may adversely affect such holders. If Mr. Simmons could be deemed to beneficially own in excess of two-thirds of the outstanding shares of Series A Preferred Stock, he would also control the voting rights of the holders of the Series A Preferred Stock with respect to these matters, thereby limiting the value or importance of the voting rights associated with the Series A Preferred Stock.

o As of the Record Date, Valhi and a wholly owned subsidiary of Valhi, Tremont LLC, owned approximately [40.8]% of the outstanding TIMET Common Stock, and The Combined Master Retirement Trust (referred to herein as the "CMRT"), a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and certain related companies, owned an additional [8.4]% of the outstanding TIMET Common Stock. TIMET's U.S. defined benefit pension plan began investing in the CMRT in the second quarter of 2003; however, the plan invests only in a portion of the CMRT that does not hold TIMET Common Stock. Mr. Simmons' spouse and Valhi have indicated that they intend to tender the BUCS held by them in the Exchange Offer. Assuming the conversion of only the BUCS that Valhi and Mr. Simmons' spouse own, Mr. Simmons may be deemed to beneficially own approximately [52.6]% of the outstanding shares of TIMET Common Stock.

o Mr. Simmons is the Chairman of the Board of Contran Corporation (referred to herein as "Contran") and Valhi. Substantially, all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Mr. Simmons, of which Mr. Simmons is the sole trustee, or is held by Mr. Simmons or persons or other entities related to Mr. Simmons. Mr. Simmons may be deemed to control each of Contran, Valhi, Tremont LLC and TIMET. Mr. Simmons disclaims beneficial ownership of all shares of TIMET Common Stock and BUCS.

o As of the Record Date, J. Landis Martin, TIMET's Chairman of the Board, President and Chief Executive Officer, beneficially owned [113,000] BUCS, representing [2.8]% of the outstanding BUCS. Mr. Martin has indicated that he intends to tender these BUCS in the Exchange Offer. Assuming the conversion of only the BUCS that Mr. Martin beneficially owns and the exercise of all of his exercisable stock options, Mr. Martin may be deemed to beneficially own approximately [4.6]% of the outstanding shares of TIMET Common Stock, as of the Record Date.

o Glenn R. Simmons, the brother of Harold C. Simmons, is Vice Chairman of the Board of each of Contran, Valhi and Tremont LLC and is also a director of TIMET. Steven L. Watson is President and a director of each of Contran and Tremont LLC, President, Chief Executive Officer and a director of Valhi and a director of TIMET. Messrs. Simmons and Watson owe fiduciary duties to these other entities and their security holders and these duties may conflict with the fiduciary duties they owe to TIMET and the holders of TIMET Common Stock. As a director or executive officer of Valhi and Tremont LLC, each of Messrs. Simmons and Watson may be deemed to beneficially own the [35,200] shares of TIMET Common Stock and the [14,700] BUCS owned by Valhi and the [1,261,850] shares of TIMET Common Stock owned by Tremont LLC, although each disclaims beneficial ownership of such securities.

AS OF THE RECORD DATE, TREMONT LLC, VALHI, THE CMRT, MR. SIMMONS' SPOUSE AND A TRUST RELATED TO HAROLD C. SIMMONS HELD, IN THE AGGREGATE, APPROXIMATELY [49.3]% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, AND J. LANDIS MARTIN, TIMET'S CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND ENTITIES OR PERSONS RELATED TO MR. MARTIN HELD, IN THE AGGREGATE, [3.5]% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. TREMONT LLC AND RELATED ENTITIES, AND MR. MARTIN AND RELATED ENTITIES OR PERSONS, HAVE INDICATED THAT THEY INTEND TO HAVE SUCH SHARES REPRESENTED AT THE ANNUAL MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT, "FOR" THE APPROVAL OF THE 2004 SENIOR EXECUTIVE CASH INCENTIVE PLAN, "FOR" THE CERTIFICATE OF INCORPORATION AMENDMENT AND "FOR" THE EXCHANGE OFFER. THEREFORE, IF ALL OF SUCH SHARES ARE VOTED AS INDICATED, ALL OF THE DIRECTOR NOMINEES WILL BE ELECTED AND ALL OF THE PROPOSALS WILL BE APPROVED.

Circumstances may exist in which the interest of these persons and those of the other holders of the BUCS, the Series A Preferred Stock or the TIMET Common Stock could be in conflict and in which decisions by these persons could adversely affect the holders of such securities.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the seven nominees set forth below as directors and (b) to the extent allowed by federal securities laws, in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Annual Meeting, by (i) delivering to AST a written revocation of the proxy, (ii) delivering to AST a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself constitute the revocation of a proxy previously given.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The By-laws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at seven. The seven directors elected at the Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

All of the nominees are currently directors of TIMET whose terms will expire at the Annual Meeting and who were nominated to stand for re-election to the Board by the unanimous vote of the full Board of Directors. All nominees have agreed to serve if elected. If any nominee is not available for election at the Annual Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

Nominees for Director
The following information has been provided by each respective nominee for election to the Board of Directors.

Norman N. Green, 69, has been a director of TIMET since 2002. In 1997, Mr. Green became an original director and one of the principal investors in Sage Telecom, a private, full service local and long distance telecommunications company operating in several southern states. Prior to this, Mr. Green was active in commercial real estate investment, development and management for over 40 years. Until 1995, Mr. Green was Chairman and sole owner of Stewart, Green Properties Ltd., which owned a group of private companies specializing in the development and management of major shopping centers in Canada and the U.S., operating approximately 5 million square feet of commercial real estate. From 1979 until 1990, Mr. Green was a co-owner of the Atlanta Flames, a National Hockey League franchise (the team later became the Calgary Flames). From 1990 until 1996, Mr. Green was the sole owner of the Minnesota North Stars (the team later became the Dallas Stars). He continues to serve as a consultant to the Dallas Stars organization. Teams owned by Mr. Green went to the Stanley Cup Finals several times during Mr. Green's tenure and won the Stanley Cup Championships in 1989 and 1999. Mr. Green was a member of the National Hockey League Board of Governors from 1979 to 1996, serving on all of its strategic committees. He is a member of the executive committee of the board for the Edwin L. Cox School of Business at Southern Methodist University and has been active in philanthropic and community service activities for over 30 years. Mr. Green is a member of TIMET's Management Development and Compensation Committee (referred to herein as the "Compensation Committee"), the Nominations Committee, and the Pension and Employee Benefits Committee (referred to herein as the "Pension Committee").

Gary C. Hutchison, M.D., 68, has been a director of TIMET since October 2003. Since 1968, Dr. Hutchison has practiced neurological surgery at Presbyterian Hospital in Dallas. Dr. Hutchison is a graduate of the University of Texas Southwestern Medical School in Dallas. He interned at the University of Oklahoma and received his neurosurgical residency training at the University of Texas Southwestern Medical School and Parkland Memorial Hospital, as well as the National Hospital for Nervous Disease in London, England. Dr. Hutchison has been board certified by the American Board of Neurological Surgery since 1969. Dr. Hutchison has served on various health and medical boards and committees and is currently a member of the Board of Trustees of Texas Health Resources, Inc., Chairman of the Strategic Planning and Development Committee of Texas Health Resources, Inc., member of the Governance and Nominating Committee of Texas Health Resources, Inc., Vice Chairman of the Board of Trustees Presbyterian Hospital of Dallas and Associate Clinical Professor of Neurosurgery at the University of Texas Health Science Center in Dallas. Dr. Hutchison serves as Chair of the Compensation Committee, Chair of the Nominations Committee, and a member of the Audit Committee.

J. Landis Martin, 58, has been Chairman of the Board of TIMET since 1987, Chief Executive Officer of TIMET since 1995 and President from 1995 to 1996 and since 2000. Mr. Martin served as Chairman of the Board of Tremont Corporation from 1990, as Chief Executive Officer and a director of Tremont Corporation from 1988 and as President of Tremont Corporation from 1987 (except for a period in 1990), each until the Tremont Merger in 2003. Until his resignation in July 2003, Mr. Martin served from 1987 as President and Chief Executive Officer, and from 1986 as a director of NL Industries, Inc. (referred to herein as "NL"), a manufacturer of titanium dioxide pigments. NL may be deemed to be an affiliate of TIMET. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company, and Trico Marine Services Inc. and a director and non-executive chairman of Crown Castle International Corporation.

Albert W. Niemi, Jr., Ph.D., 61, has been a director of TIMET since 2001. Dr. Niemi is the Dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as Dean of the Terry College of Business at the University of Georgia from 1982 to 1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business and has chaired or served as a member on the accreditation review teams to more than 20 universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and is currently on the Board of Beta Gamma Sigma. Dr. Niemi also serves on the boards of Mayer Electric Supply Company and Bank of Texas, and on the Advisory Board of TXU Dallas. Dr. Niemi is Chair of TIMET's Audit Committee and a member of the Compensation Committee and the Pension Committee.

Glenn R. Simmons, 76, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. (referred to herein as "Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company (Keystone filed a petition under Chapter 11 of the U.S. Bankruptcy Code in 2004), and CompX International Inc. (referred to herein as "CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products. CompX is a majority-owned, indirect subsidiary of Valhi. Valhi is a diversified holding company, engaged in the manufacture of titanium dioxide pigments (through its majority interest in Kronos Worldwide, Inc. (referred to herein as "Kronos")) and component products (through its majority interest in CompX) and also engaged in waste management. Since 1987, Mr. Simmons has been Vice Chairman of the Board of Valhi and of Contran, a diversified holding company. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of NL and Kronos, and served as a director of Tremont Corporation until the Tremont Merger in 2003. Keystone, Valhi, Tremont LLC, Kronos and CompX may be deemed to be affiliates of TIMET. See notes
(3) and (10) to Security Ownership of TIMET below. Mr. Simmons is Chair of TIMET's Pension Committee. Mr. Simmons is a brother of Harold C. Simmons.

Steven L. Watson, 53, has been a director of TIMET since 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of NL, CompX, Kronos and Keystone and served as a director of Tremont Corporation until the Tremont Merger in 2003. See notes (3) and (11) to Security Ownership of TIMET below.

Paul J. Zucconi, 63, has been a director of TIMET since 2002. In 2001, Mr. Zucconi retired after 33 years at KPMG LLP where he was most recently an audit partner. Mr. Zucconi is a member of the American Institute of Certified Public Accountants ("AICPA") and is involved in developing the professional development courses for the AICPA. Mr. Zucconi also serves on the Board of Directors and Audit Committee of Torchmark Corporation, a major life and health insurance company, and the Board of Directors of the National Kidney Foundation of North Texas, Inc. Mr. Zucconi is a member of the Audit Committee.

For  information  concerning  certain  transactions  to which  certain  director
nominees  are  parties  and  other  matters,  see  "Certain   Relationships  and
Transactions" below.

Board Meetings
The Board of Directors held five meetings in 2003. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2003. The Board of Directors does not have a formal policy regarding Board members' attendance at the Company's annual meetings. All of TIMET's then-serving Board members attended the 2003 Annual Meeting of Stockholders.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee include, among other things, providing oversight with respect to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function; retaining the Company's independent auditor, overseeing the external audit function and approving all fees relating to the Company's independent auditor; reviewing with the independent auditor the scope and results of the annual auditing engagement and the system of internal accounting controls, reviewing the Company's Annual Report on Form 10-K, including annual financial statements, reviewing and discussing with management the Company's interim financial statements and directing and supervising special audit inquiries. The Company's Board of Directors has adopted a revised written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee are Dr. Niemi (Chair), Dr. Hutchison, and Mr. Zucconi. Mr. Zucconi is the Audit Committee "financial expert" as such term is defined in Item 401(b) of Regulation S-K. The Company believes that each of the members of the Audit Committee is independent in accordance with applicable rules and regulations. The Audit Committee held 10 meetings in 2003. See "Audit Committee Report" and "Independent Auditor Matters" below.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving employee compensation (including executives), including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation adopted by the Company and approved by the Company's stockholders (referred to herein as the "TIMET Stock Incentive Plan"), except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Dr. Hutchison (Chair), Dr. Niemi and Mr. Green. The Company believes that each of the members of the Compensation Committee is independent in accordance with applicable rules and regulations. The Compensation Committee held one meeting and took action by written consent two times in 2003.

Nominations Committee. From January to May 2003, the Company had a Nominations Committee comprised of Mr. Watson (Chair), Dr. Niemi and Mr. Green. From May 2003 until March 2004, the Company had no standing Nominations Committee and the entire Board of Directors performed the duties of the Nominations Committee in that time period. On March 24, 2004, the Board of Directors re-established the Nominations Committee to comply with recently adopted NYSE corporate governance standards. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors, and make recommendations to the Board of Directors regarding corporate governance principles, to oversee the evaluation of the Board and of the Company's management and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Dr. Hutchison (Chair) and Mr. Green. The Company believes that each of the members of the Nominations Committee is independent in accordance with applicable rules and regulations. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders. The Nominations Committee has not adopted any formal policy regarding minimal qualifications of recommended nominees, but considers the criteria approved by the Board of Directors from time to time.

Pension and Employee Benefits Committee. The Pension Committee is established to oversee the administration of the Company's pension and employee benefit plans other than the TIMET Stock Incentive Plan. The Pension Committee is currently composed of Mr. Simmons (Chair), Mr. Green and Dr. Niemi. The Pension Committee held no meetings and took action by written consent four times during 2003.

Members of the standing committees will be appointed at the next meeting of the Board of Directors following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities. The Company has posted the charters for each of its committees on its website www.timet.com. Security holders of the Company may send communications to the Board of Directors by mailing such communications to: Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, CO 80202, Attention: Board of Directors. The Company's management will forward all stockholder communications requiring the attention of the Board of Directors to the Board members or the relevant Board committee members.

Compensation of Directors
Under the compensation plan for non-employee directors adopted by the Company and by the Company's stockholders (referred to herein as the "Director Compensation Plan"), effective May 20, 2003, directors of the Company who are not employees of the Company receive an annual cash retainer of $20,000, paid in quarterly installments, plus an annual cash retainer of $2,000, paid in quarterly installments, for each committee a member serves upon. Directors also receive an annual stock retainer ranging between 500 shares (if the closing price of TIMET Common Stock on the date of the grant is above $20 per share) and 2,000 shares (if the closing price is less than $5 per share). In addition, non-employee directors receive an attendance fee of $1,000 per day for meeting attendance. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors' and committee meetings. Prior May 20, 2003, directors of the Company who were not employees of the Company received a retainer at an annual rate of $15,000 in cash plus 100 shares of TIMET Common Stock. In addition, non-employee directors received an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or a committee of the Board of Directors attended in person ($350 for telephonic participation). Committee chairs received an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors were also reimbursed for reasonable expenses incurred in attending Board of Directors' and committee meetings.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis
Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.

Name                                Age    Position(s)

J. Landis Martin                     58    Chairman of the Board, President and Chief Executive Officer

Christian Leonhard                   58    Chief Operating Officer - Europe

Robert E. Musgraves                  49    Chief Operating Officer - North America

Christian Leonhard, 58, served as Executive Vice President-Operations of TIMET from 2000 to 2002 when he became Chief Operating Officer - Europe. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie S.A. (referred to herein as "TIMET Savoie") in 1996 and President of European Operations in 1997.

Robert E. Musgraves, 49, has served as Chief Operating Officer - North America since 2002. Mr. Musgraves served as Executive Vice President of TIMET from 2000 to 2002 and served as General Counsel from 1990 to 2002. Mr. Musgraves was Vice President from 1990 to 2000 and Secretary of TIMET from 1991 to 2000. Mr.
Musgraves also served as General Counsel and Secretary of Tremont Corporation from 1993 and as Vice President of Tremont Corporation from 1994 until the Tremont Merger in 2003.

                               SECURITY OWNERSHIP

Ownership of TIMET Common Stock
The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the SEC, of TIMET Common Stock held by (i) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of any class of TIMET's securities (including TIMET Common Stock), (ii) each director or nominee for director of TIMET, (iii) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET and (iv) all executive officers and directors and nominees for director of TIMET as a group. See notes (3), (10) and (11) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont LLC, the Combined Master Retirement Trust and Annette Simmons, the spouse of Harold C. Simmons. All information has been taken from or is based upon ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.


Ownership of TIMET Common Stock
                                                                          TIMET Common Stock
                                                                  ------------------------------------
                                                                  Amount and Nature
                                                                         of
                                                                      Beneficial          Percent of
 Name of  Beneficial Owner                                          Ownership (1)         Class (2)
 -------------------------                                        -------------------    -------------





Greater than 5% Stockholders
     Harold C. Simmons (3)                                           [1,784,830]             [52.6]%
     Royce & Associates, LLC (4)                                       [229,329]              [7.2]%
     Dimensional Fund Advisors Inc. (5)                                [202,100]              [6.4]%
     State Street Research & Management Company (6)                    [174,179]              [5.5]%

Directors and Nominees
    Norman N. Green (7)                                                  [2,800]                 ---
    Dr. Gary C. Hutchison                                                  [500]                 ---
    J. Landis Martin (8)                                               [175,771]              [5.4]%
    Dr. Albert W. Niemi, Jr. (9)                                         [1,700]                 ---
    Glenn R. Simmons (3)(10)                                         [1,566,830]             [49.2]%
    Steven L. Watson (3) (11)                                        [1,568,880]             [49.3]%
    Paul J. Zucconi (12)                                                 [1,100]                 ---

Other Executive Officers
    Christian Leonhard (13)                                              [4,800]                 ---
    Robert E. Musgraves (14)                                            [11,695]                 ---

All Directors and Nominees and Executive Officers of the
Company as a group (9 persons)                                       [1,768,246]             [54.2]%
(3)(7)(8)(9)(10)(11)(12)(13)(14)(15)
------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date and shares each individual may acquire by conversion of convertible securities.

(3) The ownership of TIMET Common Stock shown for Harold C. Simmons consists of the following:

                                                                       Number of             Percent of
                             Name of Beneficial Owner                   Shares                 Class
                             ------------------------                  ---------              --------
                Tremont LLC                                           [1,261,850]              [39.7]%
                The Combined Master Retirement Trust                    [266,812]               [8.4]%
                Annette C. Simmons                                      [214,240]               [6.3]%
                Valhi, Inc.                                              [37,168]               [1.2]%
                Annette Simmons' Grandchildren's Trust                    [4,760]                  ---
                                                                         -------             ---------
                                                                       [1,784,830]             [52.6%]
                                                                       ---------

Mr. Simmons' spouse and Valhi directly hold [1,600,000] and [14,700] BUCS, respectively, which are convertible into [214,240] and [1,968] shares, respectively, of TIMET Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of the [1,600,000] BUCS (which are convertible into [214,240] shares of TIMET Common Stock) that Mrs. Simmons directly holds. Mr. Simmons disclaims all such beneficial ownership. The percentage ownership of TIMET Common Stock shown for Mr. Simmons assumes the full conversion of only the BUCS held by Mr. Simmons' spouse and Valhi. The percentage ownership of Mr. Simmons' spouse assumes the full conversion of only the BUCS held by Mr Simmons' spouse. The percentage ownership of TIMET Common Stock shown for Valhi assumes the full conversion of only the BUCS held by Valhi. BUCS are not entitled to vote on matters submitted to the holders of TIMET Common Stock prior to the conversion of BUCS into shares of TIMET Common Stock.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (referred to herein as the "Trusts"), of which Mr. Simmons is the sole trustee, or is held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of each of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by each of the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any shares of Contran stock that the Trusts hold.

     Valhi is the direct holder of [100]% of the outstanding membership interests of Tremont LLC. Valhi Group, Inc. (referred to herein as "VGI"), National City Lines, Inc. (referred to herein as "National"), Contran, the Harold Simmons Foundation, Inc. (referred to herein as the "Foundation"), the Contran Deferred Compensation Trust No. 2 (referred to herein as the "CDCT No. 2") and the CMRT are the direct holders of [77.6]%, [9.1]%, [3.1]%, [0.9]%, [0.4]% and [0.1]%, respectively, of the outstanding shares of Valhi's common stock. National, NOA, Inc. (referred to herein as "NOA") and Dixie Holding Company (referred to herein as "Dixie Holding") are the direct holders of approximately [73.3]%, [11.4]% and [15.3]%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately [85.7]% and [14.3]%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. (referred to herein as "Southwest") are the direct holders of approximately [49.9]% and [50.1]%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. (referred to herein as "Dixie Rice") is the direct holder of [100]% of the outstanding common stock of Dixie Holding. Contran is the holder of [100]% of the outstanding common stock of Dixie Rice and approximately [88.9]% of the outstanding common stock of Southwest.

     The CMRT directly holds approximately [8.4]% of the outstanding shares of TIMET Common Stock and [0.1]% of the outstanding shares of Valhi's common stock. Valhi established the CMRT as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies, including TIMET, adopt. Mr. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the

     CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Mr. Simmons, Glenn R. Simmons and Steven L. Watson are each members of Valhi's board of directors and participants in one or more of the employee benefit plans that invest through the CMRT. Each such person, however, disclaims beneficial ownership of any shares the CMRT holds, except to the extent, if any, of his individual, vested beneficial interest in the assets the CMRT holds.

     The Foundation directly holds approximately [0.9]% of the outstanding shares of Valhi's common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the Chairman of the Board of the Foundation and may be deemed to control the Foundation. Steven
     L. Watson is vice president, secretary and a director of the Foundation. Messrs. Simmons and Watson, however, disclaim beneficial ownership of any shares of Valhi's common stock held by the Foundation.

     The CDCT No. 2 directly holds approximately [0.4]% of the outstanding shares of Valhi's common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares of Valhi's common stock held directly by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     Valmont Insurance Company (referred to herein as "Valmont"), NL and a subsidiary of NL directly own [1,000,000] shares, [3,522,967] shares and [1,186,200] shares, respectively, of Valhi's common stock. Valhi is the direct holder of [100]% of the outstanding common stock of Valmont. Valhi, Tremont LLC and a wholly owned subsidiary of TIMET are the direct holders of [62.3]%, [21.1]% and [0.5]%, respectively, of the outstanding shares of common stock of NL. Pursuant to Delaware law, Valhi treats the shares of Valhi's common stock that Valmont, NL and the subsidiary of NL own as treasury stock for voting purposes and for the purposes of this note such shares are not deemed outstanding.

     By virtue of the offices held, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control the entities described above and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of any shares directly held by certain of such other entities. Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

     Harold C. Simmons may be deemed to share indirect beneficial ownership of the [1,600,000] BUCS (which are convertible into [214,240] shares of TIMET Common Stock) that Mrs. Simmons directly holds. Mr. Simmons disclaims all such beneficial ownership.

     The Annette Simmons' Grandchildren's Trust, for which Harold C. Simmons and his spouse are co-trustees and of which the beneficiaries are the grandchildren of Mrs. Simmons, is the direct holder of [4,760] shares of TIMET Common Stock. Mr. Simmons and his spouse each disclaim beneficial ownership of these shares.

     Glenn R. Simmons and Steven L. Watson are directors and/or officers of Tremont LLC, NL, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. Each of such persons disclaims beneficial ownership of any shares that any of such entities hold, whether directly or indirectly.

     The business address of Tremont LLC, Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT, the Foundation and Harold C. Simmons and his spouse is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(4) As reported in the Statement on Schedule 13G filed with the SEC dated February 9, 2004. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(5) As reported in an Amendment to Statement on Schedule 13G filed with the SEC dated February 6, 2004. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6) As reported in the Statement on Schedule 13G filed with the SEC dated February 17, 2004. The address of State Street Research & Management Company is One Financial Center, 31st Floor, Boston, MA 02111-2690.

(7) The shares of TIMET Common Stock shown as beneficially owned by Norman N. Green include 500 shares that Mr. Green has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(8) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) [50,000] shares that Mr. Martin may acquire upon exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan (subject to the qualification described in this note below), and (ii) [2,940] shares held by members of Mr. Martin's immediate family, beneficial ownership of which is disclaimed by Mr. Martin. Under the TIMET Stock Incentive Plan a grantee may not exercise out-of-the-money options. Taking this limitation into account, Mr. Martin's total beneficial ownership, as of the Record Date, would be [149,171] shares or [4.6]%. Mr. Martin is also the direct holder of [103,000] BUCS and an indirect holder of [10,000] BUCS. See "Ownership of BUCS" below. Such BUCS are convertible into [13,792] and [1,339] shares, respectively, of TIMET Common Stock, which amounts are included in the TIMET Common Stock ownership number shown for Mr. Martin. No other director, nominee for director or executive officer of TIMET is known to hold any BUCS.

(9) The shares of TIMET Common Stock shown as beneficially owned by Albert W. Niemi, Jr. include 1,000 shares that Dr. Niemi has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(10) The shares of TIMET Common Stock shown as beneficially owned by Glenn R. Simmons include (i) 1,000 shares that Mr. Simmons has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan, (ii) [1,261,850] shares directly held by Tremont LLC, (iii) [37,168] shares directly held by Valhi (which figure includes [1,968] shares that represent the conversion of the [14,700] BUCS directly held by Valhi), and (iv) 266,812 shares directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of TIMET Common Stock and BUCS directly held by Tremont LLC, Valhi and the CMRT.

(11) The shares of TIMET Common Stock shown as beneficially owned by Steven L. Watson include (i) 1,500 shares that Mr. Watson has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan, (ii) [1,261,850] shares directly held by Tremont LLC, (iii) [37,168] shares directly held by Valhi (which figure includes [1,968] shares that represent the conversion of the [14,700] BUCS directly held by Valhi) and (iv) 266,812 shares directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the TIMET Common Stock and BUCS directly held by Tremont LLC, Valhi and the CMRT.

(12) The shares of TIMET Common Stock shown as beneficially owned by Paul J. Zucconi include 500 shares that Mr. Zucconi has the right to acquire upon the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(13) The shares of TIMET Common Stock shown as beneficially owned by Christian Leonhard include 2,680 shares that Mr. Leonhard may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan.

(14) The shares of TIMET Common Stock shown as beneficially owned by Robert E. Musgraves include (i) 6,660 shares that Mr. Musgraves may acquire upon the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan, (ii) [20] shares held by members of Mr. Musgraves' immediate family, beneficial ownership of which is disclaimed by Mr. Musgraves and (iii) 800 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Musgraves has the power to vote and receive dividends. Of the shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves, [1,440] shares are pledged to TIMET to secure repayment of a loan from TIMET in 1998 used to purchase a portion of such shares. See "Certain Relationships and Transactions--Contractual Relationships--TIMET Executive Stock Ownership Loan Plan" below.

(15) The shares of TIMET Common Stock shown as beneficially owned by "All Directors and Nominees and Executive Officers as a group" include [63,840] shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan (subject to the qualification in note (8) above) or the TIMET Director Compensation Plan, [17,099] shares that members of this group have the right to acquire upon the conversion of BUCS and 800 shares of TIMET Common Stock that are restricted shares with respect to which members of the group have the power to vote and receive dividends.

TIMET understands that Tremont LLC and related entities may consider acquiring or disposing of shares of TIMET Common Stock or BUCS through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock or BUCS in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock or BUCS and acquisition or disposition of securities issued by related or unrelated parties. As of the Record Date, TIMET, through a wholly owned subsidiary, owned [1,318,610] shares of CompX Class A common stock, representing [25.7%] of the total shares of CompX Class A common stock outstanding. As of the Record Date, TIMET, through a wholly owned subsidiary, owned [222,100] shares of NL common stock, representing [0.5%] of the total shares of NL common stock outstanding. TIMET does not, and understands that Tremont LLC also does not, presently intend to engage in any transaction or series of transactions that would result in TIMET

Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act") or ceasing to be traded on a national securities exchange.

Ownership of Valhi Common Stock
By virtue of the share ownership described above, for purposes of the SEC's regulations, Valhi may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Valhi's common stock ($.01 par value per share) held by (i) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of such stock; (ii) each director or nominee for director of TIMET, (iii) each executive officer listed in the Summary Compensation Table who is not a director or nominee for director of TIMET and (iv) all executive officers and all directors and nominees for director of TIMET as a group. Except as set forth below and under the heading "Ownership of BUCS" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the SEC or upon information provided by such persons to TIMET.

Ownership of Valhi Common Stock
                                                                      Valhi Common Stock
                                                        ---------------------------------------------
                                                               Amount and Nature
                                                                       of                Percent of
    Name of Beneficial Owner                               Beneficial Ownership (1)       Class (2)
    ------------------------
                                                        ---------------------------    --------------

    Greater than 5% Stockholders
      Harold C. Simmons (3)                                        [108,935,746]           [91.2]%

    Directors and Nominees
      Norman N. Green                                                      [-0-]             ---
      Dr. Gary C. Hutchison                                                [-0-]
      J. Landis Martin                                                       [4]             ---
      Dr. Albert W. Niemi, Jr.                                             [-0-]             ---
      Glenn R. Simmons (4)                                         [107,901,410]           [90.3%]
      Steven L. Watson (5)                                         [109,049,609]           [91.2%]
      Paul J. Zucconi                                                      [-0-]             ---

    Other Executive Officers
      Christian Leonhard                                                   [-0-]             ---
      Robert E. Musgraves                                                  [-0-]             ---

    All Directors and Nominees and Executive Officers of the Company as a group (9 persons) (3)(4)(5)

                                                                   [109,062,860]           [91.2]%
-------------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) The ownership of Valhi's common stock shown for Harold C. Simmons consists of the following:

                                                                                                   Percent of
                           Name of Beneficial Owner                     Number of Shares              Class
                           ------------------------                     ----------------           ----------
              Harold C. Simmons                                                 [3,383]                   ---
              Valhi Group, Inc.                                            [92,739,554]               [77.6]%
              National City Lines, Inc.                                    [10,891,009]                [9.1]%
              Contran Corporation                                           [3,703,200]                [3.1]%
              The Harold Simmons Foundation, Inc.                           [1,044,200]                [0.9]%
              The Contran Deferred Compensation Trust No. 2                   [439,400]                [0.4]%
              The Combined Master Retirement Trust                            [115,000]                [0.1]%
                                                                              ---------                 -----
                                                                          [108,935,746]               [91.2]%

     For information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of Valhi common stock directly held by VGI, National, Contran, the Foundation, The CDCT No. 2 and the CMRT, see note (3) to the table under heading "Ownership of TIMET Common Stock" above.

(4) The shares of Valhi's common stock shown as beneficially owned by Glenn R. Simmons include (i) 2,383 shares held in an individual retirement account for Mr. Simmons, (ii) 800 shares held in an individual retirement account for Mr. Simmons' spouse and (iii) [92,739,554] shares directly held by VGI, [10,891,009] shares directly held by National [3,703,200] shares directly held by Contran, [439,400] shares directly held by the CDCT No. 2 and [115,000] shares directly held by the CMRT. Mr. Simmons disclaims beneficial ownership of the shares of Valhi common stock held in his spouse's retirement account and the shares of Valhi common stock directly held by VGI, National, Contran, the CDCT No. 2 and the CMRT.

(5) The shares of Valhi's common stock shown as beneficially owned by Steven L. Watson include (i) 100,000 shares that Mr. Watson has the right to acquire upon the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi, (ii) 2,035 shares held in an individual retirement account for Mr. Watson and (iii) [92,739,554] shares directly held by VGI, [10,891,009] shares directly held by National, [3,703,200] shares held by Contran, [1,044,200] shares directly held by the Foundation, [439,400] shares directly held by the CDCT No. 2 and [115,000] shares directly held by the CMRT. Mr. Watson disclaims beneficial ownership of the shares of Valhi common stock directly held by VGI, National, Contran, the Foundation, the CDCT No. 2 and the CMRT.

Ownership of BUCS
The Capital Trust is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The BUCS represent undivided beneficial interests in the Capital Trust. The Capital Trust exists for the sole purpose of issuing the BUCS and investing in an equivalent amount of 6.625% Convertible Junior Subordinated Debentures due 2026 (referred to herein as the "Subordinated Debentures") of TIMET. The BUCS are convertible, at the option of the holder thereof, into an aggregate of approximately 540,000 shares of TIMET Common Stock at a conversion rate of 0.1339 share of TIMET Common Stock for each BUCS. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the BUCS.

The BUCS were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (referred to herein as the "Securities Act"). Pursuant to an agreement with the original purchasers of the BUCS, TIMET has filed a registration statement under the Securities Act to register, among other things, the BUCS, the Subordinated Debentures, the TIMET Common Stock issuable upon the conversion of the BUCS, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont LLC. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in notes (3), (8), (10) and (11) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any BUCS.

See also "Proposal IV - Exchange Offer and Issuance of Convertible Preferred Securities."

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers
The following table and accompanying notes set forth certain information regarding the compensation earned, paid or accrued by TIMET to (i) TIMET's Chief Executive Officer and (ii) TIMET's other executive officers serving as executive officers at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 2001, 2002 and 2003 (regardless of the year in which actually paid).


                        SUMMARY COMPENSATION TABLE (1)(2)

                                                   Annual Compensation

                                                                     Other Annual
                                                                     Compensation        All Other
Name and Principal Position      Year   Salary ($)(3)  Bonus($)(4)    ($) (4)       Compensation ($)(5)
---------------------------      ----   -------------  ------         -------       ----------------



Executive Officers
J. Landis Martin                 2003    250,000       -0-              -0-             20,905
Chairman of the Board,
Chief Executive Officer and
President

                                 2002    500,000       -0-              131             19,491
                                 2001    500,000    1,000,000           -0-             20,493

Christian Leonhard (6)(7)        2003    250,446       -0-              -0-             77,115
 Chief Operating
Officer-Europe
                                 2002    250,000      30,000            -0-             42,948
                                 2001    250,000     135,000            -0-             47,745

Robert E. Musgraves(6)           2003    225,000     80,000(8)          -0-             15,488
Chief Operating Officer-
North America
                                 2002    250,000     110,000            -0-             15,521
                                 2001    250,000     330,000            -0-             14,941

--------------

(1) Columns required by the regulations of the SEC that would contain no entries have been omitted.

(2) J. Landis Martin and Robert E. Musgraves also served as executive officers of Tremont Corporation for a portion of 2003 prior to the Tremont Merger and during each of 2002 and 2001. The amounts shown as salary and bonus for Mr. Martin and Mr. Musgraves represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont Corporation during 2003, 2002 and 2001. Pursuant to an intercorporate services agreement, for that portion of 2003 that Mr. Martin and Mr. Musgraves performed services for Tremont Corporation and for each of 2002 and 2001, Tremont Corporation was obligated to reimburse TIMET for a portion (approximately 10% in 2002 and 2001) of the TIMET salary and regular bonus of each of Mr. Martin and Mr. Musgraves, and a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:

                           Year           Martin        Musgraves
                           ----           ------        ---------
                           2003             $7,500        $ 9,150
                           2002            $60,000        $33,600
                           2001            $60,000        $45,600

(3) Effective January 1, 2003, Mr. Martin, Mr. Leonhard and Mr. Musgraves voluntarily reduced their salaries (from $500,000 to $250,000 for Mr. Martin and from $250,000 to $225,000 for Mr. Leonhard and Mr. Musgraves). In February 2004, the Compensation Committee approved a proposal to restore these salaries to their pre-reduction levels after the Company has reported positive quarterly net income for two consecutive quarters commencing in 2004. Following his relocation to Europe in July 2003, Mr. Leonhard was paid in euros at a rate of 236,250 euros per year. The amount included as salary for Mr. Leonhard during this portion of 2003 was converted to dollars at an exchange rate of (euro)1 = $1.17 (the average exchange rate for such period).

(4) Under TIMET's variable incentive compensation plan (referred to herein as the "Employee Cash Incentive Plan"), Mr. Leonhard and Mr. Musgraves are entitled to receive annual awards based upon TIMET's financial performance and the assessed performance of the individual. In 2003, Mr. Leonhard and Mr. Musgraves were each eligible to receive individual performance awards under the Employee Cash Incentive Plan. However, each officer elected to forego such award because of the existence of a salary freeze applicable to senior-level salaried employees and the unavailability of incentive compensation for such employees. For 2002, Mr. Leonhard and Mr. Musgraves were each awarded $30,000 under the individual performance portion of the Employee Cash Incentive Plan but chose to defer payment of such award (without interest). Under SEC rules, these earned amounts are required to be shown in the "Bonus" column for 2002 even though not actually paid.

     The amounts shown in the "Bonus" column for 2001 for Mr. Leonhard and $130,000 of the amount shown in the "Bonus" column for Mr. Musgraves for 2001 were paid pursuant to a special discretionary bonus program approved by the TIMET Board of Directors. This program was applicable to all U.S. and certain European salaried employees.

     In lieu of participating in the Employee Cash Incentive Program, Mr. Martin participates in TIMET's Senior Executive Cash Incentive Plan (referred to herein as the "Senior Executive Cash Incentive Plan") which provides for payments based solely upon TIMET's financial performance. No payments were made under this plan to Mr. Martin during 2001, 2002 or 2003. At the Annual Meeting, stockholders are being asked to consider and vote upon a replacement to the Senior Executive Cash Incentive Plan. See "Proposal II-2004 Senior Executive Cash Incentive Plan".

     In 2001, the TIMET Board of Directors made one-time bonus awards to a small number of employees (including Mr. Martin and Mr. Musgraves) in recognition of their special efforts in achieving a favorable settlement of certain litigation on behalf of the Company. Of Mr. Martin's award of $1,000,000 (shown in the "Bonus" column for 2001), $550,000 was paid in 2001 and the remainder was paid in 2002 with accrued interest at 7% per annum (the above-market portion of such interest of $131 is reflected in the "All Other Compensation" column for Mr. Martin in 2002). Tremont Corporation also awarded Mr. Martin a $1,000,000 bonus in respect of the same litigation settlement, which amount is not reflected in the Summary Compensation Table. The Tremont Corporation bonus was paid $200,000 in 2002 and $800,000 in 2003, with interest on the unpaid portion at 7% per annum ($71,541 in 2002 and $37,146 in 2003). See note (8) below with respect to Mr. Musgraves' bonus awarded in connection with the same litigation settlement.

(5) Except as otherwise indicated in note (7) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan (suspended in April 2003), (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, (iii) life insurance premiums paid by TIMET and (iv) long-term disability insurance premiums paid by TIMET, as follows:

                               Year      Martin      Leonhard        Musgraves

         Savings Match ($)     2003           462          -0-                462
                               2002         2,468          -0-              2,000
                               2001         5,000          -0-              2,530

         Retirement            2003        12,750          -0-              8,325
         Contribution ($)
                               2002        10,200          -0-              7,400
                               2001         8,670          -0-              6,290

         Life Insurance ($)    2003           -0-        2,124              1,600
                               2002           -0-        1,620              1,599
                               2001           -0-        1,620              1,599

         Long-Term             2003         7,693        4,733              5,101
         Disability
         Insurance ($)
                               2002         6,923          -0-              4,522
                               2001         6,823          -0-              4,522

     Under the terms of the TIMET universal life insurance plan, Mr. Musgraves is entitled to the cash surrender value of his individual policy. As of the Record Date, the policy for Mr. Musgraves had a cash surrender value of $4,704. Mr. Leonhard's life insurance policy has no cash surrender value.

(6) In 2000, Mr. Musgraves and Mr. Leonhard each received an award of 4,000 shares of restricted TIMET Common Stock. The restrictions lapse as to 20% of such shares on each of the first five anniversaries of such grant date. Any shares as to which restrictions have not lapsed are subject to forfeiture in the event of the termination of the individual's employment with TIMET (for reasons other than death, disability or retirement). Holders of restricted stock are entitled to vote and receive dividends with respect to such shares prior to the date restrictions lapse thereon. As of December 31, 2003, Mr. Musgraves held 1,600 shares of restricted TIMET Common Stock (valued at $84,016 at the $52.51 per share closing price of TIMET Common Stock on such date). In connection with his relocation to Europe in 2003, Mr. Leonhard's remaining unvested grant of restricted stock was cancelled and replaced with a grant of "phantom" restricted stock on identical terms except payable in cash rather than shares of TIMET Common Stock.

(7) The amounts shown as "All Other Compensation" for Mr. Leonhard include $70,258 in 2003, $41,328 in 2002, and $46,125 in 2001 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments).

(8) In 2001, the TIMET Board of Directors awarded Mr. Musgraves a bonus of $360,000 in recognition of his special efforts in achieving a favorable settlement of certain litigation on behalf of the Company. Of this amount, $200,000 was paid in 2001 at the time of the award (reflected in the "Bonus" column for 2001). The balance would be earned and payable in two equal installments of $80,000 each in 2002 and 2003, subject to Mr. Musgraves' continued employment with TIMET. One such installment of $80,000 was earned and paid in May 2002 (reflected in the "Bonus" column for 2002), and the other installment was earned in May 2003. However, Mr. Musgraves elected to defer payment of the final installment of $80,000 (without interest). Under SEC rules, this earned amount is required to be shown in the "Bonus" column for 2003 even though not paid.

Stock Option/SAR Grants in Last Fiscal Year
No stock options or stock appreciation rights (referred to herein as "SARs") were granted under the TIMET Stock Incentive Plan in 2003.

Stock Option Exercises and Holdings
The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the "Summary Compensation Table" above, concerning the exercise of TIMET stock options during the last fiscal year and the value of unexercised TIMET stock options held as of December 31, 2003. No SARs have been granted under the TIMET Stock Incentive Plan.

Aggregated Option Exercises in 2003 and 12/31/03 Option Values


                                                                                                        Value of
                                                                          Number of Securities        Unexercised
                                                                           Underlying                In-the-Money
                                          Shares                          Unexercised Options        Options at
                                                                         at 12/31/03 (#)            12/31/03 ($)
                                        Acquired on    Value              Exercisable/             Exercisable/
  Name                                 Exercise (#)    Realized ($)      Unexercisable             Unexercisable
  ----                                 ------------    ------------     -------------              -------------

  J. Landis Martin                         -0-            -0-              42,780/12,220             -0-/-0-
  Christian Leonhard                       -0-            -0-                2,320/360               -0-/-0-
  Robert E. Musgraves                      -0-            -0-                6,120/540               -0-/-0-

Severance Arrangements and Employment Agreements
In 1999, the Company adopted a policy applicable to certain executive officers of the Company, including Mr. Martin, Mr. Musgraves and Mr. Leonhard, providing that the following payments will be made to each such individual in the event his employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits. The base salary for purposes of the executive severance policy would be no less than those salaries in effect for each individual prior to their voluntary reduction in 2003.

Mr. Leonhard may be eligible for benefits under a statutory French indemnity program, pursuant to which he would receive (at his option and in lieu of any benefits under the foregoing executive severance policy) a severance payment equal to one year's salary payable by TIMET Savoie (in addition to any unemployment benefits he might be entitled to receive under the French governmental program).

Mr. Leonhard is party to an Amendment to Employment Contract executed as of November 25, 2003 with TIMET and its affiliate TIMET Savoie. Under this Contract Mr. Leonhard is seconded or assigned by TIMET Savoie to TIMET in the capacity of Director of European Operations and performs duties commensurate with that position. This Contract provides that Mr. Leonhard's annual gross salary is payable at a rate of 236,250 euros, and provides for certain other benefits customary for executives of his position.

Equity Compensation Plan Information
The following table provides information, as of December 31, 2003, with respect to compensation plans and arrangements under which equity securities of TIMET are authorized for issuance. All of TIMET's current equity compensation plans have been approved by TIMET's common stockholders.

                                Column (A)                     Column (B)              Column (C)
                                                                                      Number of securities
                                                                                     remaining available for
                              Number of Securities to       Weighted-average          future issuance under
                              be issued upon exercise       exercise price of        equity compensation plans
                              of outstanding options,      outstanding options,        (excluding securities
      Plan Category           warrants, and rights         warrants and rights       reflected in Column (A))
     --------------------    --------------------           --------------------      -----------------

Equity compensation plans
approved by security
holders                               110,150                     $179                       174,508

Equity compensation plans
not approved by security
holders                                - - -                      - - -                       - - -

           Total                      110,150                     $179                       174,508


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than compensation matters involving the Chief Executive Officer (the "CEO"). Any action regarding compensation matters involving the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs tie a large component of cash compensation to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

During 2003, the Company's compensation program with respect to its executive officers, including the CEO, consisted of two primary components: base salary and variable compensation based upon Company and, in certain cases, individual performance.

Base Salaries
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions regarding base salaries are generally based primarily upon a subjective
evaluation   of  past  and   potential   future   individual   performance   and
contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question, as well as compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (including companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company or where the executive in question has similar responsibilities. Based upon the condition of the business and the outlook over the next few years, Mr. Leonhard and Mr. Musgraves, the Company's two Chief Operating Officers, voluntarily agreed to reduce their salaries from $250,000 to $225,000 beginning in 2003. Mr. Leonhard's annual compensation rate was modified from $225,000 to 236,250 euros upon his return to Europe in mid-2003. The salaries of Mr. Leonhard and Mr. Musgraves will remain at current levels until the Company reports positive quarterly net income for two consecutive quarters commencing in 2004, at which time those salaries will automatically be restored to pre-reduction levels at the beginning of the next quarter.

Cash Incentive Plans
Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the Company's executive officers, other than Mr. Martin, were eligible to receive benefits under the Employee Cash Incentive Plan for 2003.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 2003 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:

              Performance
           ROE            Level
           less than 3%      --
           3%-6%              A
           6%-12%             B
           12%-24%            C
           over 24%           D

In 2003, the Company achieved a return on equity of less than 3%, as calculated under the Employee Cash Incentive Plan, resulting in no Company-performance based payout.

Mr. Leonhard and Mr. Musgraves are eligible to receive individual performance awards under the Employee Cash Incentive Plan if each such executive's performance objectives were met during the prior fiscal year. Mr. Leonhard and Mr. Musgraves were eligible for 2003 performance awards under this Plan, based on individual performance without regard to Company performance. However, in light of TIMET's freeze on the salaries of senior-level salaried employees and the unavailability of any incentive compensation for senior-level salaried employees, both executive officers voluntarily elected to forego the awarding and payment of any such award until business conditions improve. Individual performance awards of $30,000 each were made to Mr. Leonhard and Mr. Musgraves for service in 2002 (reflected in the Summary Compensation Table), but each previously agreed to defer payment of those awards (the deferrals bear no interest).

In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997. This plan was applicable only to Mr. Martin in 2003. The Senior Executive Cash Inventive Plan provided for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. No payments were made to Mr. Martin for 2003 under this plan based upon the Company's return on equity of less than 10%. In 2004, the Board approved the 2004 Senior Executive Cash Incentive Plan which provides for payments based solely on Company performance ranging between 0% for corporate returns on equity of less than 3% up to 150% of base salary for corporate returns on equity at 30% or greater. This new plan is included in this Proxy Statement for stockholder approval as Proposal II.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award such other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan. In 2001, the Board approved special bonuses of $1,000,000 for Mr. Martin ($550,000 of which was paid in 2001 and $450,000 of which was paid in 2002, together with interest on the unpaid balance) and $360,000 for Mr. Musgraves ($200,000 of which was paid in 2001 and $80,000 of which was paid in 2002) relating to the favorable settlement of certain litigation involving the Company. These amounts are reflected in the Summary Compensation Table. Mr. Musgraves voluntarily agreed to defer (without interest) payment of his $80,000 installment that was otherwise earned and payable in 2003.

Long-Term Incentive Compensation
The  Compensation   Committee   recognizes  the  value  of  long-term  incentive
compensation that provides a benefit over an extended period of time. The Compensation Committee has, from time to time, used the TIMET Stock Incentive Plan to provide long-term incentives in the form of grants of stock options and restricted stock. No grants of stock options or restricted stock were made in 2003. In the future, the Compensation Committee may also consider using long-term cash incentives tied to performance or other criteria.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders previously approved both the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan in 1997. The limitation on deductibility requires re-approval of only the Senior Executive Cash Incentive Plan every five years. The Compensation Committee believes that payments made pursuant to the TIMET Stock Incentive Plan qualify for exemption from the deductibility limit as "performance-based compensation," but payments made under the Senior Executive Cash Incentive Plan would not at the present time because of the lack of current stockholder approval. Stockholders are being asked to approve the 2004 Senior Executive Cash Incentive Plan at the Annual Meeting. See Proposal II below. Approval of such plan at the Annual Meeting would satisfy the deductibility requirements. The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

Chief Executive Officer Compensation
Based upon the condition of the business and the outlook over the next few years, Mr. Martin voluntarily reduced his salary from $500,000 to $250,000 beginning in 2003. Mr. Martin's salary will remain at current levels until the Company reports positive quarterly net income for two consecutive quarters commencing in 2004, at which time his salary will automatically be restored to its pre-reduction level at the beginning of the next quarter.

The foregoing report on executive compensation has been furnished by the Company's Management Development and Compensation Committee of the Board of Directors.

               Management Development and Compensation Committee
               Dr. Gary C. Hutchison, Chairman
               Norman N. Green
               Dr. Albert W. Niemi, Jr.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period December 31, 1998 through December 31, 2003, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                     [GRAPH]

               Copyright(C)2002 Standard & Poor's, a division of
              The McGraw-Hill Companies, Inc. All rights reserved.

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the material be treated as soliciting material or specifically incorporates this report by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Company's Board of Directors is comprised of three directors and operates under a written charter adopted by TIMET's Board. All members of the Audit Committee meet the independence standards established by the Board, the NYSE and the Sarbanes-Oxley Act of 2002. The Board adopted revisions to the Audit Committee's charter in February 2004. The revised Audit Committee charter is included as Appendix A to this Proxy Statement and is posted on TIMET's website at www.timet.com.

TIMET's management is responsible for preparing TIMET's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). TIMET's independent auditor is responsible for auditing TIMET's consolidated financial statements in accordance with GAAP and for expressing an opinion on the conformity of TIMET's financial statements with GAAP. The Audit Committee assists TIMET's Board in fulfilling its responsibility to oversee management's implementation of TIMET's financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), TIMET's independent auditor for 2003.

We have met privately with PwC and discussed any issues raised by PwC, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committee, as amended. PwC has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with PwC that firm's independence. The Audit Committee also concluded that PwC's provision of non-audit services to TIMET and its subsidiaries is compatible with PwC's independence.

Based upon the foregoing considerations, the Audit Committee recommended to TIMET's Board that the audited financial statements be included in TIMET's Annual Report on Form 10-K for 2003.

The foregoing report is submitted by members of the Audit Committee of the Board.

                  Audit Committee
                  Dr. Albert W. Niemi, Jr., Chairman
                  Dr. Gary C. Hutchison
                  Paul J. Zucconi

                           INDEPENDENT AUDITOR MATTERS

Independent Auditors
PwC served as TIMET's independent auditor for the year ended December 31, 2003 and has been appointed to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2004 and to audit TIMET's annual consolidated financial statements for the year ending December 31, 2004. Representatives of PwC are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Procedures
The Audit Committee has adopted policies and procedures for pre-approving all work performed by the Company's outside auditor. The Audit Committee requires specific pre-approval prior to the engagement of the outside auditor for the following audit and audit-related services:

o Annual audits of the Company's consolidated financial statements, attestation services associated with TIMET's system of internal control over financial reporting and other services associated with TIMET's Annual Report on Form 10-K;
o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
o Services associated with registration statements filed by TIMET with the SEC, including responding to SEC comment letters and providing comfort letters;
o Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
o Quarterly review procedures of the interim financial statements of subsidiaries of TIMET;
o Services associated with potential business acquisitions/dispositions involving the Company;
o Any other services provided to TIMET not specifically described above or otherwise pre-approved by the Audit Committee; and
o Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, TIMET structure or other applicable matters.

The Audit Committee must also pre-approve any of the specific types of services included within the following categories of audit, audit-related, tax and international corporate governance services:

o    Audit Services:

     o Consultations with TIMET's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board (referred to herein as "FASB"), the Public Company Accounting
          Oversight Board (referred to herein as "PCAOB") or other applicable U.S. or international regulatory or standard-setting bodies; and
     o Assistance with responding to SEC comment letters received by TIMET other than in connection with any registration statement filed with the SEC.

o    Audit-Related Services:

     o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, FASB, PCAOB or other applicable U.S. or international regulatory or standard-setting bodies.
     o    Financial statement audits of employee benefit plans of TIMET;

     o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and

     o    Internal   control  reviews  and  assistance  with  internal   control
          reporting requirements of TIMET (to the extent permitted by applicable rule or regulation).

o    Tax Services:

     o Consultations with TIMET's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
     o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. (federal, state and local) and international jurisdictions;
     o Assistance in the preparation of and review of TIMET's U.S. (federal, state and local) and international income, franchise and other tax returns;
     o Assistance with tax inquiries, audits and appeals of TIMET before the U.S. Internal Revenue Service and similar state, local and international agencies;
     o Consultations with TIMET's management regarding domestic and international statutory, regulatory or administrative tax developments;

o Transfer pricing and cost segregation studies of the Company; and o Expatriate tax assistance and compliance for TIMET and its employees.

o    Other Services:

     o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies; provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

The Audit Committee reviews service proposals for proposed work to be performed by the outside auditor and, if acceptable to the Audit Committee, would pre-approve those services for a specified fee limit or range. For any general categories of services for which the Audit Committee may determine to pre-approve a specific fee amount or range in the absence of a specific proposal for services, an officer of TIMET is required to report the Company's incurring or payment of such fees to the full Audit Committee at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide any of those services.

The Audit Committee requires the use of engagement letters prior to the engagement of TIMET's outside auditor for many of the foregoing services. The Audit Committee also prohibits the use of the outside auditor for the non-audit related services described under the terms of the SEC's rules on auditor independence.

Fees Paid to PriceWaterhouseCoopers LLP
The following table shows the aggregate fees PwC has billed or is expected to bill to TIMET and its subsidiaries for services rendered for 2002 and 2003. Of the services shown in the table below, approximately 98% were pre-approved by the Audit Committee (although not pursuant to the previously described pre-approval policies and procedures because those policies and procedures were not adopted until February 2004). The percentage of audit-related services that were not pre-approved by the Audit Committee does not adversely impact PwC's independence from TIMET under applicable regulations.

None of the hours expended by PwC to complete the audit for the last fiscal year were performed by persons other than PwC's full-time, permanent employees.

             Type of Fees                                           2002                 2003
-------------------------------------                               ----                 ----

Audit Fees (1)............................                          $397,000            $552,000
Audit-Related Fees (2)....................                             5,000              24,600
Tax Fees (3).........................                                 64,500              44,300
All Other Fees (4)........................                               -0-                 -0-
                                                               -------------       -------------

Total.....................................                          $466,500            $620,900
                                                                    ========            ========

--------------------

(1)  Represents fees for the following services:

     (a) audits of TIMET's consolidated year-end financial statements for each year;
     (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of each year;
     (c)  consents filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incurs in providing all of such services for which TIMET reimburses PwC.

(2) Represents fees for assurance and services reasonably related to the audit or review of TIMET's financial statements for each year. These services may include accounting consultations, attest services concerning financial accounting and reporting standards, audits of employee benefit plans and advice concerning internal controls.

(3)  Represents fees for tax compliance, tax advice and tax planning services.

(4) The Company incurred no other fees from PwC in the last two fiscal years for services not described in the other categories.

                                   PROPOSAL II
                    2004 SENIOR EXECUTIVE CASH INCENTIVE PLAN

General
The Board believes that cash incentive compensation that is based upon the Company's financial results is important both in order to attract and retain high quality employees and also to provide incentives to such employees to maximize the Company's financial performance and thereby increase stockholder value. Consequently, in 1996, the Board established the Senior Executive Cash Incentive Plan which has historically been applicable to a very small number of executive officers of the Company. The stockholders of the Company approved the 1996 Senior Executive Cash Incentive Plan in 1997, which approval was effective through 2002.

In 2004, the Compensation Committee, and subsequently the Board of Directors (excluding Mr. Martin), unanimously approved an amendment to the 1996 Senior Executive Cash Incentive Plan to modify the threshold return on equity level that must be achieved (from 10% to 3%) before incentive compensation is earned under the plan. The Board believed this change was appropriate since no incentive compensation had been payable under the plan since 1998.

In order that payments under the 2004 Senior Executive Cash Incentive Plan qualify as "performance-based compensation" under the Internal Revenue Code (referred to herein as the "Tax Code"), among other criteria, the 2004 Senior Executive Cash Incentive Plan must be approved by stockholders of the Company. The effect of such approval is that annual aggregate compensation amounts paid to eligible plan participants in excess of $1 million would qualify for deductibility by the Company as compensation expense. Consequently, the 2004 Senior Executive Cash Incentive Plan is being presented to stockholders for their consideration at the Annual Meeting.

The following summary of the 2004 Senior Executive Cash Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this Proxy Statement as Appendix B.

Summary Description of Plan
The individuals eligible to participate in the 2004 Senior Executive Cash Incentive Plan will be those executive officers of the Company determined by the Compensation Committee from time to time. Currently, only the Company's Chief Executive Officer, J. Landis Martin, is eligible to participate in the 2004 Senior Executive Cash Incentive Plan. The 2004 Senior Executive Cash Incentive Plan provides that participants in such plan are not also eligible to participate in TIMET's Employee Cash Incentive Plan.

The Compensation Committee (or such other committee as is designated by the Board from time to time which consists of two or more independent members who meet the requirements of Section 162(m) of the Tax Code) shall be responsible for administration of the 2004 Senior Executive Cash Incentive Plan. Except as may otherwise be required in the future by Section 162(m) of the Tax Code from time to time, the Compensation Committee, acting in its sole discretion and without the need for any notice, at any time and from time to time, may modify or amend the 2004 Senior Executive Cash Incentive Plan or suspend or terminate such plan in its entirety, except any amendment that changes the material terms of the performance goals (or as otherwise required by Section 162(m) of the Tax
Code) will be subject to further approval of the Company's stockholders.

Cash awards under the 2004 Senior Executive Cash Incentive Plan are based solely upon the Company's financial performance in a given fiscal year and not on any individual performance criteria. Under the plan, the financial performance of the Company is determined based upon corporate-wide return on equity (as calculated under the 2004 Senior Executive Cash Incentive Plan). At a return on equity of less than 3%, no award is payable. At returns on equity of 3% or more but less than 10%, awards range from 10% to 50% of the participant's eligible earnings, with specific awards fully prorated based upon the proportional increase in return on equity from 3% to 10% (e.g., a return on equity of 6.5% results in an award equal to 30% of eligible earnings). At returns on equity of 10% or more and up to 30%, awards range from 50% to 150% of eligible earnings, again with specific awards being fully prorated based upon the proportional increase in return on equity from 10% to 30% (e.g., a return on equity of 25% results in an award equal to 125% of eligible earnings). Awards are capped at 150% of eligible earnings, and no participant may receive performance-based awards under the 2004 Senior Executive Cash Incentive Plan in excess of $2 million annually. The amount that any participant in the 2004 Senior Executive Cash Incentive Plan will receive under the plan is not determinable in advance prior to the completion of the Company's fiscal year and the certification by the Compensation Committee of the actual performance level achieved by the Company for such year.

Within 90 days of the end of each fiscal year, the Compensation Committee determines and certifies the performance level achieved by the Company for such fiscal year. Awards are paid in cash as soon as practicable thereafter. Except in the case of death or disability (as determined under the plan) or except as otherwise determined by the Compensation Committee, a participant must be employed by the Company on the last day of the fiscal year to be eligible to receive any award under the 2004 Senior Executive Cash Incentive Plan with respect to such fiscal year.

Nothing in the 2004 Senior Executive Cash Incentive Plan shall interfere with or limit in any way the right of the Company to terminate or change a participant's employment at any time or confer on any participant any right to continue in the employ of the Company for any period of time or to continue such participant's present or any other rate of compensation. No participant shall have any right to future continued participation in the 2004 Senior Executive Cash Incentive Plan. No right or interest of any participant in the 2004 Senior Executive Cash Incentive Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy.

The affirmative vote of the holders of a majority of the shares of TIMET Common Stock present (in person or by proxy) and entitled to vote at the meeting is necessary to constitute approval of the 2004 Senior Executive Cash Incentive Plan by the stockholders. Persons and entities related to Harold C. Simmons and
J. Landis Martin have expressed their intent to vote the shares of TIMET Common Stock that they hold, representing approximately [52.8]% of the shares of TIMET Common Stock entitled to vote at the Annual Meeting, in favor of the 2004 Senior Executive Cash Incentive Plan. Therefore, if all of such shares are voted as indicated, the 2004 Senior Executive Cash Incentive Plan will be approved. The Board of Directors recommends a vote FOR the 2004 Senior Executive Cash Incentive Plan.

                                  PROPOSAL III
                        AMENDMENT TO AMENDED AND RESTATED
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

The Board of Directors is requesting that stockholders authorize the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 10,000,000 shares (9,900,000 shares of common stock, $.01 par value, and 100,000 shares of preferred stock, $.01 par value) to 100,000,000 shares (90,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value) (referred to herein as the "Certificate of Incorporation Amendment"). One of the purposes of the proposed increase is to permit a five-for-one split of the TIMET Common Stock, to be effected in the form of a stock dividend. Another purpose is to facilitate the Exchange Offer, as described in Proposal IV. The Certificate of Incorporation Amendment will also permit the Company additional flexibility to meet future stock needs. The Board of Directors approved the proposed stock split and the Certificate of Incorporation Amendment on March 24, 2004. The Certificate of Incorporation Amendment, in substantially its final form, is attached to this Proxy Statement as Appendix C.

Under Delaware law, in order for the Company to amend its Certificate of Incorporation, the Board of Directors must first approve the amendment. Following approval by the Board of Directors, the stockholders must approve the proposed amendment. Approval of the Certificate of Incorporation Amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote on the Certificate of Incorporation Amendment. Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Certificate of Incorporation Amendment, and the Company is not independently providing stockholders with any such right.

The Board believes that the proposed five-for-one split in the common stock would result in a market price that should be more attractive to a broader spectrum of investors and improve trading market volume and result in greater liquidity of the TIMET Common Stock and therefore should benefit both the Company and its stockholders.

The increase in the authorized common shares will increase the ratio of authorized but unissued stock to issued stock above the current ratio, thus increasing the Company's flexibility in meeting future stock needs. As of the Record Date, of the 100,000,000 shares of TIMET Common Stock that would be authorized by the Certificate of Incorporation Amendment, [15,899,710] shares would be issued as of the effectiveness of the stock split. In addition, as a result of the stock split, the number of shares issuable under the Company's stock compensation programs and the TIMET Common Stock reserved for conversion of the BUCS will also be adjusted proportionally.

Unless deemed advisable by the Board or otherwise required by law or regulation, no stockholder authorization would be sought for the issuance of authorized but unissued shares. Such shares could be used for general corporate purposes, including future financings or acquisitions. The Board of Directors may consider from time to time offers and plans from third parties, related parties or management that could lead to the issuance of additional shares of authorized but unissued shares of capital stock. Since the ratio of authorized but unissued stock to issued stock will increase, approval of the Certificate of
Incorporation Amendment will increase the risk of dilution of current stockholders if the Company were to issue additional shares of the authorized stock.

As of the Record Date, there were [3,179,942] shares of issued and outstanding TIMET Common Stock, excluding 9,000 shares of treasury stock. None of the authorized shares of the Company's preferred stock has been issued as of the Record Date. Neither the common stock nor the preferred stock provides preemptive rights to purchase newly issued shares.

If the proposed Certificate of Incorporation Amendment is approved by stockholders at the Annual Meeting, the Company will file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and apply to the NYSE, on which TIMET Common Stock is listed, for the listing of additional shares of TIMET Common Stock to be issued in the stock split. The stock split will become effective on the business day following the later of: (i) the date on which the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware and (ii) the date on which the supplemental listing application authorizing the listing of the additional shares resulting from the split is approved by the NYSE. This effective date will occur sometime after the Annual Meeting. Holders of record of TIMET Common

Stock at the close of business on the effective date will be entitled to receive four additional shares of TIMET Common Stock for each share then held.

The stock split would be accomplished by mailing to each stockholder of record, as soon as practicable following the effective date, a certificate or account statement (for those with accounts with our transfer agent, AST) representing the new shares. The new certificate or account statement will represent four additional shares of TIMET Common Stock for each share held as of the close of business on the effective date of the split.

Each currently outstanding stock certificate will continue to represent the same number of shares shown on its face. Current certificates will not be exchanged for new certificates. Do not destroy your current certificates or return them to the Company or its transfer agent.

The Company has been advised by its tax counsel that, under U.S. federal income tax laws the receipt of additional shares of TIMET Common Stock in the stock split will not constitute taxable income to stockholders, the cost or other tax basis to a stockholder of each existing share held immediately prior to the split will be divided equally among the corresponding five shares held immediately after the split, and the holding period for each of the five shares will include the period for which the corresponding existing share was held. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a stockholder of additional shares of TIMET Common Stock resulting from the split. Stockholders are urged to consult their own tax advisors.

The par value per share of TIMET Common Stock will remain unchanged at $.01 per share after the stock split. As a result, on the effective date of the stock split, the stated capital account on our balance sheet attributable to the common stock will be increased proportionally from its present amount, based on the four additional shares to be issued for each share of TIMET Common Stock, and the additional paid-in capital account will be debited with the amount by which the stated capital account is increased. The per share common stock net income or loss and net book value will be decreased proportionately because there will be more shares of TIMET Common Stock outstanding following the stock split. We do not anticipate that any other accounting consequences would arise as a result of either the stock split or the increase in the number of shares of capital stock the Company is authorized to issue.

Assuming transactions of an equivalent dollar amount, brokerage commissions on stockholders' purchases and sales of TIMET Common Stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved.

The affirmative vote of the holders of a majority of the shares of TIMET Common Stock present (in person or by proxy) and entitled to vote at the meeting is necessary to constitute approval of the Certificate of Incorporation Amendment. Persons and entities related to Harold C. Simmons and J. Landis Martin have expressed their intent to vote the shares of TIMET Common Stock that they hold, representing approximately [52.8]% of the shares of TIMET Common Stock entitled to vote at the Annual Meeting, in favor of the Certificate of Incorporation Amendment. Therefore, if all of such shares are voted as indicated, the Certificate of Incorporation Amendment will be approved. The Board of Directors recommends a vote FOR the Amendment to the Company's Amended and Restated Certificate of Incorporation, as previously amended, as set forth in Appendix C.

                                   PROPOSAL IV
         EXCHANGE OFFER AND ISSUANCE OF CONVERTIBLE PREFERRED SECURITIES

The Exchange Offer
TIMET proposes to offer to exchange 4,024,820 shares of Series A Preferred Stock issued by TIMET for all of the 4,024,820 outstanding BUCS on the terms generally described below. Under the rules of the NYSE, approval of the issuance of the Series A Preferred Stock and the listing on the NYSE of the TIMET Common Stock into which the Series A Preferred Stock is convertible by the holders of TIMET Common Stock is required. The discussion contained in this Proxy Statement is not intended as an offer of securities or an offer to exchange securities. The Exchange Offer will only be made pursuant to a separate exchange offer prospectus, a copy of which will be mailed or delivered to each holder of BUCS of record in connection with the Exchange Offer.

The BUCS are not listed on any securities exchange or included in any automated quotation system. The BUCS are traded in the over-the-counter market under the symbol "TMCXP," and trades are generally reported on the Over The Counter Bulletin Board or the Pink Sheets. According to these reporting services, the last reported sales price for the BUCS was $[40.00] per BUCS on [May 4], 2004. The closing price of TIMET Common Stock was $_____ per share on June ___, 2004. TIMET does not intend to apply to list the Series A Preferred Stock on any securities exchange or for the inclusion of the Series A Preferred Stock in any automated quotation system.

Summary Comparison of BUCS to Series A Preferred Stock
The following comparison of the terms of the BUCS and the Series A Preferred Stock is only a summary. For a more detailed discussion of the BUCS, please see "Description of the BUCS." For a more detailed description of the terms of the Series A Preferred Stock, please see "Description of the Series A Preferred Stock."

                                            BUCS                        Series A Preferred Stock
                        -------------------------------------       --------------------------------
Issuer                    TIMET Capital Trust I                     Titanium Metals Corporation

Securities Offered        4,024,820 6?% Convertible Preferred       4,024,820 shares of 6 3/4% Series A
                          Securities, Beneficial Unsecured          Convertible Preferred Stock
                          Convertible Securities

Liquidation Preference    $50 per BUCS.                             $50 per share.


Distributions/ Dividends  Payable quarterly in arrears at the       Accumulate from the initial issuance date
                          annual rate of 6?% of the liquidation     and payable quarterly in arrears when, as
                          preference (equivalent to $3.3125 per     and if declared by the Company's Board of
                          BUCS per year) on each March 1, June 1,   Directors, at the rate of 6 3/4% of the
                          September 1 and December 1, subject to    liquidation preference (equivalent to
                          the extension of the payment periods      $3.375 per share per year).  TIMET
                          described below.  TIMET's U.S. bank       currently intends to pay such dividends.
                          credit facility currently permits the     TIMET's U.S. bank credit facility
                          payment of distributions on the BUCS      currently permits the payment of dividends
                          unless excess availability, as            on the Series A Preferred Stock unless
                          determined under the credit facility,     excess availability, as determined under
                          is less than $25 million.                 the credit facility, is less than $25
                                                                    million. In addition, if any BUCS remain
                                                                    outstanding after the consummation of the
                                                                    Exchange Offer, the BUCS will be senior to
                                                                    the Series A Preferred Stock with respect to
                                                                    dividend rights, and TIMET will not be able
                                                                    to pay dividends on the Series A Preferred
                                                                    Stock if it has exercised its right to
                                                                    defer interest payments on the Subordinated
                                                                    Debentures.

Option to Extend          Payment of distributions may be           None, however dividends will be paid only
Distribution Payment      deferred for successive periods not       when, as and if declared by the Company's
Periods                   exceeding 20 consecutive quarters.        Board of Directors.  Dividends will accrue
                          Deferred distributions will continue to   whether or not declared.  No interest will
                          accumulate, compounded quarterly at the   be payable in respect of any dividend
                          distribution rate.  If BUCS are           payment that may be in arrears.
                          converted into common stock during an
                          extension period, the holder will not
                          generally be entitled to receive any
                          accumulated and unpaid distributions
                          with respect to such BUCS.

Taxation of               As a result of the Capital Trust's        Dividends are taxable only when paid.
Distributions/ Dividends  right to defer distribution payments,     Dividends that are qualified dividends
                          holders must include original interest    paid to persons or entities that are taxed
                          discount (which will continue to accrue   as individuals through 2008 will generally
                          during extension periods) as income on    be taxed at the long-term capital gains
                          an accrual basis before the receipt of    rate, which currently is a maximum of 15%,
                          cash.                                     subject to certain limitations. Corporate
                                                                    holders are entitled to a
                                                                    dividends-received deduction for dividends
                          Because income accruing constitutes       received.
                          interest for federal income tax purposes,
                          corporate holders thereof will not be
                          entitled to a dividends-received
                          deduction for any distributions received.

Conversion                Convertible into .1339 of a share of      Convertible into one-third of a share of
                          TIMET Common Stock (at a conversion       TIMET Common Stock (at a conversion price
                          price of $373.40 per share.)  Assuming    of $150.00 per share.)  Assuming the
                          the consummation of the proposed          consummation of the proposed five-for-one
                          five-for-one stock split, convertible     stock split, convertible into one and
                          into .6695 of a share of TIMET Common     two-thirds shares of TIMET Common Stock
                          Stock (at a conversion price of $74.68    (at a conversion price of $30.00 per
                          per share), subject to adjustment.        share), subject to adjustment.


Ranking                   On parity, and payments will be made on   With respect to dividend rights and rights
                          a pro rata basis, with the common         upon the Company's liquidation,
                          securities of the Capital Trust, except   dissolution or winding up:
                          that upon the occurrence of an event of
                          default under the declaration of trust    o   senior to all classes or series of the
                          of the Capital Trust, the rights of the       Company's common stock, and to any
                          holders of BUCS to receive payment of         other class or series of the Company's
                          periodic distributions and payments           capital stock issued by the Company
                          upon liquidation, redemption and              not referred to in the second and
                          otherwise will be senior to the rights        third bullet points of this paragraph;
                          of the holders of such common
                          securities.                               o   on parity with all equity securities
                                                                        issued by the Company in the future
                                                                        the terms of which specifically
                                                                        provide that such equity securities
                                                                        rank on a parity with the Series A
                                                                        Preferred Stock with respect to
                                                                        dividend rights or rights upon the
                                                                        Company's liquidation, dissolution
                                                                        or winding up; and

                                                                    o   junior to all equity securities issued
                                                                        by the Company in the future the terms
                                                                        of which specifically provide that
                                                                        such equity securities rank senior to
                                                                        the Series A Preferred Stock with
                                                                        respect to dividend rights or rights
                                                                        upon the Company's liquidation,
                                                                        dissolution or winding up.

Voting Rights             None prior to conversion.                 Generally none.  However, if dividends are
                                                                    in arrears for twelve or more quarterly
                                                                    periods, holders will be entitled to vote
                                                                    for the election of one additional
                                                                    director until all dividend arrearages and
                                                                    the dividend for the then current period
                                                                    have been paid or declared and a sum
                                                                    sufficient for the payment thereof set
                                                                    aside for payment.  In addition, some
                                                                    changes that would be materially adverse
                                                                    to the rights of holders of the Series A
                                                                    Preferred Stock cannot be made without the
                                                                    affirmative vote of the holders of at
                                                                    least two-thirds of the shares of Series A
                                                                    Preferred Stock, voting as a single class.


Optional Redemption       Redeemable at the option of the Company   The Company may not redeem any shares
                          of at the following prices (expressed as  Series A Preferred Stock at any time
                          percentages of the principal amount of    before the third anniversary of the
                          the Subordinated Debentures held by the   issuance of such shares. At any time and
                          Capital Trust) for redemption during      from time to time on or after such date,
                          the 12-month period beginning December    the Company may redeem all or part of the
                          1:                                        Series A Preferred Stock for cash at a
                                                                    redemption price equal to 100% of the
                          Year    Redemption Prices                 liquidation preference, plus accumulated
                          ----    -----------------
                          2003         101.9875%                    but unpaid dividends, if any, to the
                          2004         101.3250%                    redemption date, but only if, prior to the
                          2005         100.6625%                    date the Company gives notice of such
                                                                    redemption, the closing sale price of
                          and 100% on or after December 1, 2006.    TIMET Common Stock has exceeded the
                                                                    conversion price in effect for 30
                          TIMET's U.S. bank credit facility         consecutive trading days, subject to
                          currently permits the redemption of the   adjustment.  TIMET's U.S. bank credit
                          BUCS unless excess availability, as       facility currently permits the redemption
                          determined under the credit facility,     of the Series A Preferred Stock unless
                          is less than $25 million.                 excess availability, as determined under
                                                                    the credit facility, is less than $25 million.
                                                                    Also, if any BUCS remain outstanding after consummation
                                                                    of the Exchange Offer, TIMET may not redeem the Series A
                                                                    Preferred Stock during any period in which it has
                                                                    exercised its right to defer interest payments on the
                                                                    Subordinated Debentures. In addition, if dividends
                                                                    on the Series A Preferred Stock are in arrears, the Company may not redeem any shares of Series A Preferred Stock.

Mandatory Redemption      The Capital Trust must redeem the BUCS    None.
                          on December 1, 2026, upon acceleration
                          of the Subordinated Debentures or upon
                          early redemption of the Subordinated
                          Debentures.

Guarantee                 TIMET has irrevocably guaranteed, on a    None.
                          subordinated and unsecured basis,
                          certain payments of distribution,
                          redemption and liquidation preferences
                          with respect to the BUCS.

Description of the BUCS
General
The Capital Trust is a grantor trust of TIMET. In November 1996, the Capital Trust issued and sold 4,025,000 BUCS for $201.3 million in an offering exempt from registration under the Securities Act. The Capital Trust also sold 100% of the Capital Trust common securities to TIMET for $6.2 million. The Capital Trust used the proceeds from the issuance of the BUCS and the trust common securities to purchase from TIMET $207.5 million principal amount of the Subordinated Debentures. The Subordinated Debentures, and any accrued and unpaid interest thereon, are the sole assets of the Capital Trust. The following is a summary of certain of the material terms and conditions of the BUCS. A more complete description of the BUCS is available in the Amended and Restated Declaration of Trust filed as an exhibit to the registration statement (No. 333-18829) dated December 26, 1996, as amended, filed by TIMET with the SEC.

Distributions
Distributions on the BUCS are payable at the annual rate of 6.625% of the liquidation amount of $50 per BUCS. Subject to the deferral of distribution payments described below, distributions are payable quarterly in arrears on each March 1, June 1, September 1 and December 1.

Option to Extend Distribution Payment Periods
The Capital Trust can pay distributions on the BUCS only after its receipt of interest payments on the Subordinated Debentures from TIMET. TIMET has the right to defer interest payments on the Subordinated Debentures at any time and from time to time for successive periods not exceeding 20 consecutive quarters (each, referred to herein as an "Extension Period"). During an Extension Period, interest compounds quarterly but is not due and payable. No Extension Period may extend beyond the maturity date of the Subordinated Debentures. As a consequence, during any Extension Period, quarterly distributions on the BUCS are not made by the Capital Trust (but continue to accumulate, compounded quarterly at 6.625%). Any holder of BUCS who converts BUCS into shares of TIMET Common Stock during an Extension Period is not entitled to receive (subject to certain exceptions) any accumulated and unpaid distributions with respect to the converted BUCS.

In 2002, TIMET commenced an Extension Period beginning with the distribution scheduled to be made on December 1, 2002. On March 24, 2004, TIMET announced that it was terminating this Extension Period and resuming payment of interest on the Subordinated Debentures. On April 15, 2004, TIMET paid all such previously-deferred interest on the Subordinated Debentures which relate to the BUCS, which aggregated approximately $21 million, and concurrently the Capital Trust paid all previously-deferred distributions on the BUCS in an equivalent amount. TIMET had previously commenced an Extension Period which began with the distribution scheduled to be made on June 1, 2000 and which was terminated with the payment of all previously deferred distributions on the BUCS (and interest thereon) on June 1, 2001.

Limitations During an Extension Period
During an Extension Period, TIMET may not (a) declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of TIMET's capital stock (other than (i) purchases or acquisitions of shares of TIMET Common Stock in connection with the satisfaction of TIMET's obligations under any employee benefit plans or under any contract or security requiring TIMET to purchase shares of TIMET Common Stock, (ii) as a result of a reclassification of TIMET's capital stock or the exchange or conversion of one class or series of TIMET's capital stock for another class or series of TIMET's capital stock or (iii) the purchase of fractional interests in shares of TIMET's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by TIMET that rank pari passu with or junior to the Subordinated Debentures or (c) make any guarantee payments with respect to the foregoing (other than pursuant to the guarantee described below).

Conversion
Each of the BUCS is currently convertible at the option of the holder into shares of TIMET Common Stock at a conversion rate of .1339 of a share of TIMET Common Stock for each BUCS (or .6695 of a share of TIMET Common Stock following TIMET's proposed five-for-one stock split, described above in Proposal III), subject to further adjustment in certain circumstances. No fractional shares will be issued as a result of conversion; instead, TIMET will pay such fractional interest in cash. In addition, upon conversion of the BUCS, no additional shares of TIMET Common Stock will be issued with respect to any accumulated and unpaid distributions on the BUCS at the time of conversion; provided, however, that any holder of BUCS who delivers such BUCS for conversion after receiving a notice of redemption from the applicable trustee

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during an  Extension  Period is entitled to receive all  accumulated  and unpaid distributions to the date of conversion.

Liquidation Amount
In the event of the liquidation of the Capital Trust, BUCS holders are entitled to receive the liquidation amount of $50 per BUCS plus an amount equal to any accumulated and unpaid distributions thereon to the date of payment, unless Subordinated Debentures are distributed to such holders as a liquidating distribution upon dissolution.

Redemption
TIMET may redeem the Subordinated Debentures for cash, in whole or in part, from time to time. Upon any redemption of the Subordinated Debentures, BUCS having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures being redeemed will likewise be redeemed on a pro rata basis at a redemption price corresponding to the redemption price of the Subordinated Debentures plus accrued and unpaid interest thereon (referred to herein as the "Redemption Price"). The BUCS do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the Subordinated Debentures at their stated maturity of December 1, 2026, upon acceleration of the Subordinated Debentures, or upon early redemption of the Subordinated Debentures.

The Subordinated Debentures are redeemable by TIMET at the following Redemption Prices (expressed as a percentage of the principal amount of the Subordinated Debentures):

                        12-Month Period Commencing
                               December 1
                              of Year Shown
                                                              Redemption Price
                                   2003                          101.9875%
                                   2004                          101.3250%
                                   2005                          100.6625%
                           2006 and thereafter                      100%

Guarantee
TIMET has irrevocably guaranteed, on a subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid distributions on the BUCS to the extent of funds of the Capital Trust available therefor, (ii) the amount payable upon redemption of the BUCS to the extent of funds of the Capital Trust available therefor and (iii) generally, the liquidation amount of the BUCS to the extent of the assets of the Capital Trust available for distribution to holders of BUCS. This guarantee is unsecured and is (a) subordinate and junior in right of payment to all other liabilities of TIMET except any liabilities that may be pari passu expressly by their terms,
(b) pari passu with the most senior preferred stock, if any, issued from time to time by TIMET and with any guarantee now or hereafter entered into by TIMET in respect of any preferred or preference stock or preferred securities of any affiliate of TIMET, (c) senior to the shares of TIMET Common Stock and (d) effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of TIMET's subsidiaries. Upon TIMET's liquidation, dissolution or winding up, TIMET's obligations under the guarantee would rank junior to all of TIMET's other liabilities, except as described above, and, as a result, funds may not be available for payment under the guarantee.

Voting Rights
Prior to conversion into shares of TIMET Common Stock, holders of the BUCS have no voting rights.

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

Description of the Series A Preferred Stock
The following is a summ ary of the material terms and conditions of the Series A Preferred Stock. A more complete description of the Series A Preferred Stock is available in the Certificate of Designations creating the Series A Preferred Stock, a copy of which, in substantially its final form, is attached hereto as Appendix D.

General
Under TIMET's Amended and Restated Certificate of Incorporation, TIMET's Board of Directors is authorized, without further stockholder action, to establish and issue up to 100,000 shares of TIMET's preferred stock, in one or more series, with such dividend, liquidation, redemption, conversions and voting rights as stated in the Board of Directors' resolution providing for the issue of a series of such stock. As set forth in Proposal III above, TIMET's Board of Directors has approved the Certificate of Incorporation Amendment to increase the number of shares that TIMET is authorized to issue from 10,000,000 shares (9,900,000 shares of common stock and 100,000 shares of preferred stock) to 100,000,000 shares (90,000,000 shares of common stock and 10,000,000 shares of preferred stock), subject to the approval of TIMET's common stockholders.

Rank
With respect to dividend rights and rights upon TIMET's liquidation, dissolution or winding up, the Series A Preferred Stock ranks senior to all classes or series of TIMET Common Stock, and to any other class or series of TIMET's capital stock except as follows: the Series A Preferred Stock ranks on a parity with all TIMET equity securities that are specifically designated as ranking on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon TIMET's liquidation, dissolution or winding up; and the Series A Preferred Stock ranks junior to all TIMET equity securities that are specifically designated as ranking senior to the Series A Preferred Stock with respect to dividend rights or rights upon TIMET's liquidation, dissolution or winding up.

The term "capital stock" does not include convertible debt securities, which rank senior to the Series A Preferred Stock.

Dividends
Subject to the preferential rights of the holders of any class or series of TIMET's capital stock ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock are entitled to receive, when, as, and if declared by TIMET's Board of Directors out of Company funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.75% of the liquidation preference per annum per share (equivalent to $3.375 per annum per share). Dividends on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, are cumulative from the date of original issue and, if and when declared, are payable quarterly in arrears to holders of record on the applicable record date for such dividend. Dividends on the Series A Preferred Stock will accrue whether or not the terms of any of TIMET's agreements, including any credit agreements, or any law prohibits the payment of a dividend, whether or not TIMET has earnings, whether or not there are "surplus" funds legally available for the payment of those dividends and whether or not those dividends are declared.

TIMET's U.S. bank credit facility currently permits the payment of dividends on the Series A Preferred Stock unless excess availability, as determined under the credit facility, is less than $25 million. Also, if any BUCS remain outstanding after the consummation of the Exchange Offer, the BUCS will be senior to the Series A Preferred Stock with respect to dividend rights, and TIMET will not be able to pay dividends on the Series A Preferred Stock if its has exercised its right to defer interest payments on the Subordinated Debentures. In addition, under Delaware law TIMET generally can make payments of cash dividends only

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

from TIMET's "surplus" (the excess of TIMET's total assets over the sum of TIMET's total liabilities plus the amount of TIMET's capital, as determined by TIMET's Board of Directors) or profits from the year in which the dividend is paid or the prior year. Subject to the foregoing limitations, TIMET currently intends to pay dividends on the Series A Preferred Stock after consummation of the exchange offer.

In addition, if there are BUCS outstanding after the consummation of the exchange offer and TIMET exercises its right to commence a new Extension Period and thereby defer distributions on the Subordinated Debentures resulting in a deferral of BUCS distributions, TIMET will be prohibited from paying dividends on the Series A Preferred Stock under the terms of the BUCS documents. If full cumulative dividends on the Series A Preferred Stock have not been declared and paid in cash (or declared, and a sum sufficient set aside for payment of current and cumulative but unpaid dividends) TIMET may not: declare or pay dividends or distributions on TIMET Common Stock or any other stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends or liquidation rights; redeem or purchase TIMET Common Stock or any other stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends or liquidation rights; or declare or pay any dividends on any other class or series of TIMET's capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock, except proportionately. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears. See the Certificate of Designations attached hereto, in substantially its final form, as Appendix D for a full discussion of these limitations.

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding-up of TIMET's affairs, the holders of shares of Series A Preferred Stock are entitled to be paid, out of TIMET's assets legally available for distribution to TIMET's stockholders, a liquidation preference of $50 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution or payment may be made to holders of shares of TIMET Common Stock or any other class or series of TIMET's capital stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If TIMET's available assets are insufficient to pay the full amount of such liquidating distributions, then the holders of the Series A Preferred Stock, and each other class or series of capital stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, will share proportionately in any liquidating distribution.

Optional Redemption
TIMET may not redeem any shares of Series A Preferred Stock before the third anniversary of the date of issuance. At any time and from time to time on or after the third anniversary of the date of issuance, TIMET will have the option to redeem all or part of the shares of Series A Preferred Stock for cash at a redemption price equal to 100% of the liquidation preference, plus accumulated but unpaid dividends, if any, to the redemption date, but only if, prior to the date of notice of the redemption, the closing sale price of TIMET Common Stock has exceeded the conversion price in effect for 30 consecutive trading days, subject to adjustment. If any dividends on the Series A Preferred Stock are in arrears, TIMET may not redeem the Series A Preferred Stock. TIMET's U.S. bank credit facility currently permits the redemption of the Series A Preferred Stock unless excess availability, as determined under the credit facility, is less than $25 million. Furthermore, if any BUCS remain outstanding after the consummation of the Exchange Offer, TIMET may not redeem the Series A Preferred Stock during any period in which it has exercised its right to defer interest payments on the Subordinated Debentures.

If the redemption date falls after a dividend payment record date and before the related dividend payment date, holders of the shares of Series A Preferred Stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only an amount equal to the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

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

In the case of any partial redemption, TIMET will select the shares of Series A Preferred Stock to be redeemed, whether on a pro rata basis, by lot or any other method that the Board of Directors, in its discretion, deems fair and appropriate.

No Maturity or Sinking Fund
The Series A Preferred Stock has no maturity date, and TIMET is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock may remain outstanding indefinitely. The Series A Preferred Stock is not subject to any sinking fund.

Voting Rights
Holders of the Series A Preferred Stock generally do not have any voting rights. However, if dividends on the Series A Preferred Stock are in arrears for 12 or more quarters, the holders of the Series A Preferred Stock will have the right to elect one additional member to serve on TIMET's Board of Directors until all accumulated dividends are paid, at which time the term of office of the additional director so elected shall terminate and the number of directors on the Board shall decrease by one. The holders of record of a majority of the outstanding shares of the Series A Preferred Stock have the right to remove or fill any vacancy in the office of such director.

So long as any shares of Series A Preferred Stock remain outstanding, TIMET will not, without the affirmative vote of holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock voting as a single class, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of TIMET's Amended and Restated Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Series A Preferred Stock so as to adversely affect the holders thereof. These voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

In any matter in which the Series A Preferred Stock may vote (as expressly provided in TIMET's Certificate of Designations or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote.

Conversion Rights
Each share of Series A Preferred Stock will be convertible, in whole or in part, at any time, at the option of the holder thereof, into authorized but previously unissued shares of TIMET Common Stock at a conversion ratio of one-third of a share of TIMET Common Stock for each share of Series A Preferred Stock, subject to adjustment as described below in this paragraph. Assuming the consummation of the proposed five-for-one stock split described in Proposal III of this Proxy Statement, each share of Series A Preferred Stock will be convertible, in whole or in part, at any time, at the option of the holder thereof, into authorized but previously unissued shares of TIMET Common Stock at a conversion ratio of one and two-thirds shares of TIMET Common Stock for each share of Series A Preferred Stock, subject to adjustment in the event: (i) any dividends or distributions on shares of TIMET Common Stock are paid in shares of TIMET Common Stock; (ii) of any subdivisions, combinations or certain reclassifications of shares of TIMET Common Stock; (iii) any distributions are made to all holders of shares of TIMET Common Stock of rights or warrants entitling them to purchase TIMET Common Stock at less than the average closing sale price for the 10 trading days preceding the declaration date for such distribution; (iv) any distributions are made to holders of TIMET Common Stock consisting of TIMET's
capital  stock,   evidences  of  indebtedness

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

or assets, including certain securities; (v) certain distributions of cash are made in a twelve-month period to all holders of shares of TIMET Common Stock, excluding any dividend or distribution in connection with TIMET's liquidation, dissolution or winding up in excess of certain limits; or (vi) TIMET or one of its subsidiaries makes a payment in excess of certain limits in respect of a tender offer or exchange offer for TIMET Common Stock.

Holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date even if they have converted such shares following the dividend record date but prior to the dividend payment date. Except as is expressly provided in the Certificate of Designations, TIMET will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on shares of TIMET Common Stock issued upon such conversion.

Fractional shares of Common Stock will not be issued upon conversion; instead, TIMET will pay an amount in cash based on the closing market price of TIMET Common Stock on the day prior to the conversion date.

In the event of any reclassification of TIMET Common Stock, a consolidation, merger or combination involving TIMET, or a sale or conveyance to another person or entity of all or substantially all of TIMET's property and assets, in any such case in which holders of TIMET Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their TIMET Common Stock, upon conversion of the Series A Preferred Stock a holder will be entitled to receive the same type of consideration that the holder would have been entitled to receive had the holder converted the Series A Preferred Stock into TIMET Common Stock immediately prior to any of these events.

TIMET may, from time to time, increase the conversion rate if TIMET's Board of Directors makes a determination that this increase would be in TIMET's best interests. Any such determination by TIMET's Board will be conclusive. In addition, TIMET may increase the conversion rate if TIMET's Board of Directors deems it advisable to avoid or diminish any income tax to holders of TIMET Common Stock resulting from any stock or rights distribution.

TIMET will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, TIMET will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, TIMET will not adjust the conversion rate for any issuance of TIMET Common Stock or convertible or exchangeable securities or rights to purchase TIMET Common Stock or convertible or exchangeable securities.

Background and Purposes of the Exchange Offer
TIMET's long-term strategy is to maximize the value of its core commercial aerospace business while also developing new markets, applications and products to help reduce its traditional dependence on the commercial aerospace industry. In the near-term, TIMET continues to focus on, among other things, reducing its cost structure and taking other actions to continue to generate positive cash flow and return to profitability.

In early 2004, TIMET evaluated alternatives to the BUCS that would (i) allow TIMET to reduce outstanding indebtedness and increase TIMET's stockholders' equity and (ii) provide holders of the BUCS with a reasonable alternative security to exchange for their BUCS. TIMET's Board of Directors also believed that the Exchange Offer would be in TIMET's and its common stockholders' best interests because it would both preserve the Company's current liquidity and would also improve future liquidity by

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


eliminating the mandatory redemption provision of the BUCS. TIMET's Board of Directors determined that offering to exchange the outstanding BUCS for a new series of preferred stock would allow TIMET to achieve these objectives.

The Exchange Offer has been unanimously approved by the outside members of TIMET's Board of Directors and unanimously approved by TIMET's entire Board of Directors with J. Landis Martin (who beneficially owns 113,000 BUCS) abstaining. None of the other members of TIMET's Board abstained from such votes. Two of the members of TIMET's Board, Glen R. Simmons and Steven L. Watson, also serve as directors of Valhi and, as such, may be deemed to beneficially own the 14,700 BUCS owned by Valhi, although they disclaim beneficial ownership of such BUCS. The factors considered by the Board in their deliberations with respect to the Exchange Offer include those enumerated below. While all of these factors were considered by the Board, the Board of Directors did not make determinations with respect to each of these factors. Rather, the Board made its judgment with respect to the Exchange Offer based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

In making its decision to approve the Exchange Offer, the Board considered the following factors that supported the Exchange Offer:

     o The exchange of BUCS for shares of the Series A Preferred Stock will improve TIMET's consolidated balance sheet by reducing its outstanding indebtedness and increasing stockholders' equity. In November 1996, the Capital Trust issued $201.3 million BUCS and $6.2 million of its 6.625% common securities. The Capital Trust used the proceeds from the issuance of BUCS and the common securities to purchase $207.5 million principal amount of its Subordinated Debentures. The Subordinated Debentures and accrued interest receivable are the only assets of the Capital Trust. TIMET owns all of the outstanding common securities of the Capital Trust, and the Capital Trust is a wholly-owned subsidiary and grantor trust of TIMET. Prior to December 31, 2003, the Company consolidated the Capital Trust. As a result of recently-issued accounting pronouncements the Company adopted as of December 31, 2003, retroactive to January 1, 1999, TIMET determined that the Capital Trust was both a special purpose entity and a variable interest entity (as those terms are defined in Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities). As a result, TIMET no longer consolidates the Capital Trust, and TIMET's investment in the common securities of the Capital Trust is reflected as an asset on the Company's consolidated balance sheet accounted for by the equity method, and the Subordinated Debentures are reflected as long-term debt on TIMET's consolidated balance sheet. All of the BUCS accepted for exchange in the Exchange Offer will be cancelled. Consequently, a portion of the Subordinated Debentures related to the BUCS accepted for exchange will be eliminated from the Company's consolidated balance sheet, and the Series A Preferred Stock issued in exchange for the BUCS will be reflected as part of equity on TIMET's consolidated balance sheet. If all BUCS are accepted for exchange in the Exchange Offer, all of the BUCS will be cancelled, the Capital Trust will be terminated, and TIMET's investment in the common securities of the Capital Trust, as well as the portion of the Subordinated Debentures related to such common securities, will be eliminated from the consolidated balance sheet.

     o The BUCS must be redeemed in 2026, and this date may be accelerated under certain circumstances. The Series A Preferred Stock is not mandatorily redeemable at any time. Elimination of the mandatory redemption obligation relating to the BUCS should increase TIMET's future liquidity.

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

     o For financial reporting purposes, interest expense on the Subordinated Debentures is included in the determination of TIMET's consolidated net income (loss). Dividends on the Series A Preferred Stock would not be included in the determination of consolidated net income (loss), although dividends on the Series A Preferred Stock would be included in the determination of net income (loss) available for common stockholders.

     o While distributions on the BUCS may be deferred for up to 20 successive quarters. TIMET will pay dividends on the Series A
          Preferred Stock only when, as and if declared by the Board of Directors, thereby providing TIMET with greater flexibility in terms of payment. However, if dividends on the Series A Preferred Stock are in arrears for 12 or more quarters, the holders of the Series A Preferred Stock will have the right to elect one additional member of the Board of Directors until all accumulated dividends are paid.

     o TIMET believes that a public offering of preferred stock to generate the funds necessary to retire the BUCS would be on terms less favorable to the Company and involve significant investment banking and other offering costs.

     o The conversion of the Series A Preferred Stock into TIMET Common Stock would eliminate the cumulative dividend on the Series A Preferred Stock (approximately $13.6 million per year, assuming the exchange of all BUCS into shares of Series A Preferred Stock).

     o Under current federal tax law, dividends paid on the Series A Preferred Stock through 2008 that are qualified dividends will generally be taxed at the rate applicable to long-term capital gains, which currently is a maximum of 15% for persons or entities taxed as individuals, while distributions on the BUCS are taxed as ordinary income. Corporate holders of BUCS are not entitled to a dividends-received deduction for any distributions received on the BUCS, but corporate holders of Series A Preferred Stock are entitled to a dividends-received deduction for dividends received with respect to the Series A Preferred Stock.

     o While distributions associated with the BUCS are taxable to the holder whether or not they are currently paid, dividends on the Series A Preferred Stock are taxable to the holder only when paid.

The Board of Directors also considered the following additional factors in evaluating the Exchange Offer:

     o    The existence of potential or actual  conflicts of interest of certain
          of  TIMET's  directors,   officers  and  principal   stockholder,   in
          connection with the Exchange Offer, including the following:

          o As of the Record Date, Harold C. Simmons may be deemed to beneficially own [1,614,700] BUCS, representing approximately [40.1]% of the outstanding BUCS. This is comprised of [1,600,000] BUCS directly owned by Mr. Simmons' spouse and [14,700] BUCS directly owned by Valhi. Mr. Simmons' spouse and Valhi have indicated that they intend to tender these BUCS in the Exchange Offer. Assuming that these BUCS are so tendered, and depending upon how many other BUCS are tendered, upon the consummation of the Exchange Offer, Mr. Simmons could be deemed to beneficially own at least a majority of the outstanding shares of Series A Preferred Stock. In such a case, Mr. Simmons would control the voting rights of the holders of the Series A Preferred Stock with respect to the election of an additional director in the event that dividends on the Series A Preferred Stock are in arrears for 12 quarterly periods. In addition, the affirmative vote of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required to approve certain transactions that may adversely affect such holders. If Mr. Simmons could be deemed to beneficially own in excess of two-thirds of the outstanding shares of Series A Preferred Stock, he would also control the voting rights of the holders of the Series A Preferred Stock with respect to these matters, thereby limiting the value or importance of the voting rights associated with the Series A Preferred Stock.
          o    As of the Record  Date,  Valhi and a wholly owned  subsidiary  of
               Valhi, Tremont LLC, owned approximately [40.8]% of the outstanding TIMET Common Stock, and the CMRT, a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and certain related companies, owned an additional [8.4]% of the outstanding TIMET Common Stock. TIMET's U.S. defined benefit pension plan began investing in the CMRT in the second quarter of 2003; however, the plan invests only in a portion of the CMRT that does not hold TIMET Common Stock. Mr. Simmons' spouse and Valhi have indicated that they intend to tender the BUCS held by them in the Exchange Offer. Assuming the conversion of only the BUCS that Valhi and Mr. Simmons own or may be deemed to beneficially own, Mr. Simmons may be deemed to beneficially own approximately [52.6]% of the outstanding shares of TIMET Common Stock.
          o Mr. Simmons is the Chairman of the Board of Contran and Valhi. Substantially, all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Mr. Simmons, of which Mr. Simmons is the sole trustee, or is held by Mr. Simmons or persons or other entities related to Mr. Simmons. Mr. Simmons may be deemed to control each of Contran, Valhi, Tremont LLC and TIMET. Mr. Simmons disclaims beneficial ownership of all shares of TIMET Common Stock and BUCS.
          o As of the Record Date, J. Landis Martin, TIMET's Chairman of the Board, President and Chief Executive Officer, beneficially owned [113,000] BUCS, representing [2.8]% of the outstanding BUCS. Mr. Martin has indicated that he intends to tender these BUCS in the Exchange Offer. Assuming the conversion of only the BUCS that Mr. Martin beneficially owns and the exercise of all of his exercisable stock options, Mr. Martin may be deemed to beneficially own approximately [4.6]% of the outstanding shares of TIMET Common Stock, as of the Record Date.

          o Glenn R. Simmons, the brother of Harold C. Simmons, is Vice Chairman of the Board of each of Contran, Valhi and Tremont LLC and is also a director of TIMET. Steven L. Watson is President and a director of each of Contran and Tremont LLC, President, Chief Executive Officer and a director of Valhi and a director of TIMET. Messrs. Simmons and Watson owe fiduciary duties to these other entities and their security holders and these duties may conflict with the fiduciary duties they owe to TIMET and the holders of TIMET Common Stock. As a director or executive officer of Valhi and Tremont LLC, each of Messrs. Simmons and Watson may be deemed to beneficially own the [35,200] shares of TIMET Common Stock and the [14,700] BUCS owned by Valhi and the [1,261,850] shares of TIMET Common Stock owned by Tremont LLC, although each disclaims beneficial ownership of such securities.

o While TIMET may deduct the interest paid on the Subordinated Debentures associated with the BUCS for federal tax purposes, the dividends paid on the Series A Preferred Stock are not deductible. However, the increase in income resulting from the non-deductible preferred stock dividend would generally be offset against our existing net operating loss carryforward ($114 million at December 31, 2003) and therefore TIMET does not expect any significant tax liability in the near term as a consequence of the Exchange Offer.

o The coupon rate on the Series A Preferred Stock of 6.75% is higher than the 6.625% dividend rate on the BUCS.

o Holders of Series A Preferred Stock will be able to convert their shares at a conversion price of $30 per share, rather than the conversion price of the BUCS of $74.68 per share (assuming, in each case, the consummation of the proposed five-for-one stock split). If all of the BUCS are exchanged for Series A Preferred Stock and all such shares of Series A Preferred Stock are subsequently converted into shares of TIMET Common Stock, TIMET would issue approximately four million more shares of TIMET Common Stock (equivalent to approximately 17.7% of the total that would then be outstanding) than it would issue upon conversion of all of the BUCS. If the five-for-one split is not consummated, then the conversion price of the Series A Preferred Stock will be $150 per share as compared to the $373.40 per share conversion price of the BUCS.

o If all of the BUCS are not exchanged, TIMET will not achieve all of the benefits of the Exchange Offer.

Conditions to the Exchange Offer
The consummation of the Exchange Offer is subject to certain conditions, including, without limitation, the following:

o approval by the holders of at least a majority of the outstanding shares of TIMET Common Stock;
o approval by the holders of at least a majority of the outstanding shares of TIMET Common Stock of the Certificate of Incorporation Amendment to increase the number of shares of capital stock that TIMET is authorized to issue;
o receipt of any required consent, authorization, approval or exemption of or from any governmental authority that may be required or advisable in connection with the completion of the Exchange offer, including that the registration statement shall have been declared, and shall continue to be, effective; and
o    other conditions customary to transactions of this type.


Unaudited Pro Forma Condensed Consolidated Financial Statements
TIMET has presented two sets of unaudited pro forma condensed consolidated financial statements (referred to herein as the "Unaudited Pro Forma Condensed Consolidated Financial Statements"):

o The first set of pro forma adjustments assumes that holders representing all of the BUCS will exchange their BUCS for shares of the Series A Preferred Stock in the Exchange Offer (referred to herein as the "Full Exchange Pro Formas"), and
o The second set of pro forma adjustments assumes that holders representing only 42.9% of the BUCS (consisting of the BUCS held by certain of TIMET's affiliates that have indicated that they intend to tender their BUCS in the Exchange Offer) will exchange their BUCS for shares of the Series A Preferred Stock in the Exchange Offer (referred to herein as the "Partial Exchange Pro Formas").

Both the Full Exchange Pro Formas and the Partial Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2004 give effect to (i) the payment of all deferred distributions on the BUCS and interest accrued thereon and (ii) the completion of the Exchange Offer and associated transactions, in each case as if such transactions had occurred on March 31, 2004. In addition, the Full Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 assume the termination of the Capital Trust as if it occurred on March 31, 2004.

Similarly, both the Full Exchange Pro Formas and Partial Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the completion of the Exchange Offer and associated transactions as if such transactions had occurred as of January 1, 2003. In addition, the Full Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Statement of Operations assume the termination of the Capital Trust as if it occurred on January 1, 2003.

Please read this information in conjunction with:

o the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, and
o TIMET's audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2003, which are included in TIMET's 2003 Annual Report on Form 10-K incorporated into this Proxy Statement by reference, and TIMET's unaudited consolidated financial statements and accompanying notes for the three months ended March 31, 2004, which are included in TIMET's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 incorporated into this Proxy Statement by reference.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented to aid you in your analysis of the financial aspects of the Exchange Offer. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from TIMET's historical consolidated financial statements. The pro forma adjustments, as described in the notes that follow, are based upon available information and upon certain assumptions that TIMET believes to be reasonable and factually supportable. The Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what TIMET's financial position or results of operations actually would have been had TIMET completed these transactions at the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project TIMET's future financial position or results of operations following completion of the Exchange Offer.



                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
       FULL EXCHANGE PRO FORMAS - ASSUMES HOLDERS REPRESENTING ALL OF THE
          BUCS WILL EXCHANGE THEIR BUCS FOR SHARES OF TIMET'S SERIES A
                      PREFERRED STOCK IN THE EXCHANGE OFFER
                                 MARCH 31, 2004
                                  (IN MILLIONS)
                                                                 Pro forma adjustments
                                                    Pay deferred
                                      TIMET         dividends on                      Termination of         TIMET
                                     actual             BUCS        Exchange Offer   the Capital Trust     pro forma
      Current assets:
         Cash and cash
         equivalents               $       32.8     $        (22.1)   $       (0.3)      $         -        $     10.4
         Other current assets             263.2                -               -                   -             263.2
           Total current assets           296.0              (22.1)           (0.3)                -             273.6
      Property and equipment,
         net                              236.5                -               -                   -             236.5
      Investment in common
         securities of the
         Capital Trust                      6.9                -               -                  (6.9)            -
      Other noncurrent assets              63.9                -              (6.7)                -              57.2
           Total assets            $      603.3     $        (22.1)   $       (7.0)      $        (6.9)     $    567.3

      Current liabilities:
         Accrued interest on
            debt payable to
            the Capital Trust      $       22.8     $        (22.1)   $        -         $        (0.7)     $      -
         Other                            102.2                -               -                   -             102.2
                                          125.0              (22.1)            -                  (0.7)          102.2
      Noncurrent liabilities:
         Debt payable to the
            Capital Trust                 207.5                -            (201.3)               (6.2)            -
         Other noncurrent
            liabilities                    96.1                -               -                   -              96.1
           Total noncurrent
      liabilities                         303.6                -            (201.3)               (6.2)           96.1
      Minority interest                    11.3                -               -                   -              11.3
      Stockholders' equity:
         Preferred stock                    -                  -             165.1                 -             165.1
         Common stock and
            additional paid-in
            capital                       350.6                -               -                   -             350.6
         Accumulated deficit             (142.1)               -              29.2                 -            (112.9)
         Accumulated other
            comprehensive loss            (43.9)               -               -                   -             (43.9)
         Treasury stock, at
            cost, and other                (1.2)               -               -                   -              (1.2)
           Total stockholders'
              equity                      163.4                -             194.3                 -             357.7
                                   $      603.3     $        (22.1)   $       (7.0)      $        (6.9)     $    567.3



                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
       PARTIAL EXCHANGE PRO FORMAS - ASSUMES HOLDERS REPRESENTING 42.9% OF
    THE BUCS WILL EXCHANGE THEIR BUCS FOR SHARES OF SERIES A PREFERRED STOCK
                             IN THE EXCHANGE OFFER
                                 MARCH 31, 2004
                                  (IN MILLIONS)
                                                                  Pro forma adjustments
                                                     Pay deferred
                                       TIMET         dividends on                      Termination of        TIMET
                                      actual             BUCS        Exchange Offer   the Capital Trust    pro forma
      Current assets:
         Cash and cash
         equivalents                $       32.8     $        (22.1)   $       (0.3)      $         -        $     10.4
         Other current assets              263.2                -               -                   -             263.2
           Total current assets            296.0              (22.1)           (0.3)                -             272.6
      Property and equipment,
         net                               236.5                -               -                   -             236.5
      Investment in common
         securities of the
         Capital Trust                       6.9                -               -                   -               6.9
      Other noncurrent assets               63.9                -              (2.9)                -              61.0
           Total assets             $      603.3     $        (22.1)   $       (3.2)      $         -        $    578.0

      Current liabilities:
         Accrued interest on
            debt payable to the
            Capital Trust           $       22.8     $        (22.1)   $        -         $         -        $      0.7
         Other                             102.2                -               -                   -             102.2
                                           125.0              (22.1)            -                   -             102.9
      Noncurrent liabilities:
         Debt payable to the
            Capital Trust                  207.5                -             (86.4)                -             121.1
         Other noncurrent
            liabilities                     96.1                -               -                   -              96.1
           Total noncurrent
      liabilities                          303.6                -             (86.4)                -             217.2
      Minority interest                     11.3                -               -                   -              11.3
      Stockholders' equity:
         Preferred stock                     -                  -              70.8                 -              70.8
         Common stock and
            additional paid-in
            capital                        350.6                -               -                   -             350.6
         Accumulated deficit              (142.1)               -              12.4                 -            (129.7)
         Accumulated other
            comprehensive loss             (43.9)               -               -                   -             (43.9)
         Treasury stock, at
            cost, and other                 (1.2)               -               -                   -              (1.2)
           Total stockholders'
              equity                       163.4                -              83.2                 -             246.6
                                    $      603.3     $        (22.1)   $       (3.2)      $         -        $    578.0



                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
       Full Exchange Pro Formas - Assumes holders representing all of the
              BUCS will exchange their BUCS for shares of Series A
                      Preferred Stock in the Exchange Offer
                          YEAR ENDED DECEMBER 31, 2003
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                 Pro forma adjustments
                                                    Interest on      Dividends on
                                                    Subordinated      preferred       Termination of        TIMET
                                   TIMET actual      Debentures         stock       the Capital Trust     pro forma
      Net sales                     $      385.3    $          -      $        -        $         -         $    385.3
      Cost of sales                        368.3               -               -                  -              368.3
           Gross margin                     17.0               -               -                  -               17.0
      Selling, general,
         administrative and
         development expenses               36.4               -               -                  -               36.4
      Equity in earnings of
         joint ventures                      0.4               -               -                  -                0.4
      Other income                          24.4               -               -                  -               24.4
           Operating income                  5.4               -               -                  -                5.4
      Interest expense                      16.4             (14.3)            -                 (0.4)             1.7
      Other non-operating
         income (expense), net              (0.3)              -               -                 (0.4)            (0.7)
           Income (loss) before
              income taxes and
              minority interest            (11.3)             14.3             -                  -                3.0
      Income tax expense                     1.2               -               -                  -                1.2
      Minority interest                      0.4               -               -                  -                0.4
           Income (loss) from
              continuing
              operations                   (12.9)             14.3             -                  -                1.4
      Dividends on preferred
              stock                          -                 -              13.6                -               13.6
           Income (loss) from
              continuing
              operations
              available for
              common
              stockholders          $      (12.9)   $         14.3    $      (13.6)     $         -         $    (12.2)
      Income (loss) from
         continuing operations
         per share available
         for common stockholders    $       (4.06)                                                           $     (3.84)
      Common shares used in
         calculation of per
         share amounts                       3.2                                                                   3.2



                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
       Partial Exchange Pro Formas - Assumes holders representing 42.9% of the BUCS will exchange their BUCS for shares of Series A
                      Preferred Stock in the Exchange Offer
                          YEAR ENDED DECEMBER 31, 2003
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                 Pro forma adjustments
                                                     Interest on      Dividends on
                                                    Subordinated       preferred      Termination of        TIMET
                                   TIMET actual      Debentures          stock       the Capital Trust    pro forma
    Net sales                       $      385.3    $          -       $        -        $         -        $    385.3
    Cost of sales                          368.3               -                -                  -             368.3
         Gross margin                       17.0               -                -                  -              17.0
    Selling, general,
       administrative and
       development expenses                 36.4               -                -                  -              36.4
    Equity in earnings of joint
       ventures                              0.4               -                -                  -               0.4
    Other income                            24.4               -                -                  -              24.4
         Operating income                    5.4               -                -                  -               5.4
    Interest expense                        16.4              (6.1)             -                  -              10.3
    Other non-operating income
       (expense), net                       (0.3)              -                -                  -              (0.3)
         Income (loss) before
            income taxes and
            minority interest              (11.3)              6.1              -                  -              (5.2)
    Income tax expense                       1.2               -                -                  -               1.2
    Minority interest                        0.4               -                -                  -               0.4
         Income (loss) from
            continuing
            operations                     (12.9)              6.1              -                  -              (6.8)
    Dividends on preferred stock             -                 -                5.8                -               5.8
         Income (loss) from
            continuing
            operations
            available for
            common stockholders     $      (12.9)   $          6.1     $       (5.8)     $         -        $    (12.6)
    Income (loss) from
       continuing operations
       per share available for
       common stockholders          $       (4.06)                                                           $     (3.94)
    Common shares used in
       calculation of per share
       amounts                               3.2                                                                   3.2



                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
       Full Exchange Pro Formas - Assumes holders representing all of the
              BUCS will exchange their BUCS for shares of Series A
                      Preferred Stock in the Exchange Offer
                        THREE MONTHS ENDED MARCH 31, 2004
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                    Pro forma adjustments
                                                        Interest on     Dividends on
                                                       Subordinated      preferred       Termination of        TIMET
                                     TIMET actual       Debentures         stock       the Capital Trust     pro forma
      Net sales                       $      120.5     $          -      $        -        $         -         $    120.5
      Cost of sales                          108.1                -               -                  -              108.1
           Gross margin                       12.4                -               -                  -               12.4
      Selling, general,
         administrative and
         development expenses                  9.5                -               -                  -                9.5
      Equity in losses of joint
         ventures                              0.1                -               -                  -                0.1
      Other income                             -                  -               -                  -                -
           Operating income                    2.8                -               -                  -                2.8
      Interest expense                         4.3               (3.6)            -                 (0.1)             0.6
      Other non-operating income
         (expense), net                        0.8                -               -                 (0.1)             0.7
           Income (loss) before
              income taxes and
              minority interest               (0.7)               3.6             -                  -                2.9
      Income tax expense                       0.6                -               -                  -                0.6
      Minority interest                        0.4                -               -                  -                0.4
           Income (loss) from
              continuing
              operations                      (1.7)               3.6             -                  -                1.9
      Dividends on preferred stock             -                  -               3.4                -                3.4
           Income (loss) from                                                                                            )
              continuing
              operations
              available for
              common stockholders     $       (1.7)    $          3.6    $       (3.4)     $         -         $     (1.5
      Income (loss) from                                                                                                 7)
         continuing operations
         per share available for
         common stockholders          $       (0.52)                                                           $     (0.4
      Common shares used in
         calculation of per share
         amounts                               3.2                                                                    3.2




                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
       Partial Exchange Pro Formas - Assumes holders representing 42.9% of the BUCS will exchange their BUCS for shares of Series A
                      Preferred Stock in the Exchange Offer
                        THREE MONTHS ENDED MARCH 31, 2004
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                Pro forma adjustments
                                                    Interest on    Dividends on
                                                   Subordinated      preferred      Termination of           TIMET
                                  TIMET actual      Debentures         stock       the Capital Trust       pro forma
     Net sales                     $      120.5    $          -      $        -        $         -        $    120.5
     Cost of sales                        108.1               -               -                  -             108.1
          Gross margin                     12.4               -               -                  -              12.4
     Selling, general,
        administrative and
        development expenses                9.5               -               -                  -               9.5
     Equity in losses of joint
        ventures                            0.1               -               -                  -               0.1
     Other income                           -                 -               -                  -               -
          Operating income                  2.8               -               -                  -               2.8
     Interest expense                       4.3              (1.6)            -                  -               2.7
     Other non-operating
        income (expense), net               0.8               -               -                  -               0.8
          Income (loss) before
             income taxes and
             minority interest             (0.7)              1.6             -                  -               0.9
     Income tax expense                     0.6               -               -                  -               0.6
     Minority interest                      0.4               -               -                  -               0.4
          Income (loss) from
             continuing
             operations                    (1.7)              1.6             -                  -              (0.1)
     Dividends on preferred
             stock                          -                 -               1.5                -               1.5
          Income (loss) from
             continuing
             operations
             available for
             common
             stockholders          $       (1.7)   $          1.6    $       (1.5)     $         -        $     (1.6)
     Income (loss) from
        continuing operations
        per share available
        for common stockholders    $       (0.52)                                                          $     (0.50)
     Common shares used in
        calculation of per
        share amounts                       3.2                                                                  3.2

                  TITANIUM METALS CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
Note 1 - Basis of presentation

TIMET has presented two sets of unaudited pro forma condensed consolidated financial statements:

o The Full Exchange Pro Formas assume that holders representing all 4,024,820 of the BUCS will exchange their BUCS for 4,024,820 shares of Series A Preferred Stock in the Exchange Offer; and
o The Partial Exchange Pro Formas assume that holders representing only 42.9% of the BUCS, or 1,727,700 BUCS (consisting of the BUCS held by certain of TIMET's affiliates that have indicated that they intend to tender their BUCS in the Exchange Offer) will exchange their BUCS for 1,727,700 shares of Series A Preferred Stock in the Exchange Offer.

Both the Full Exchange Pro Formas and the Partial Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2004 give effect to the following transactions as if they had occurred on March 31, 2004:

o the payment of all deferred distributions on the BUCS and interest accrued thereon ($22.1 million as of March 31, 2004); and
o the completion of the Exchange Offer, in which holders of the BUCS exchange their BUCS for shares of Series A Preferred Stock.

In addition, the Full Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 assume the termination of the Capital Trust as if it occurred on March 31, 2004.

Both the Full Exchange Pro Formas and the Partial Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the completion of the Exchange Offer as if such transaction had occurred as of January 1, 2003. In addition, The Full Exchange Pro Formas of the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume the termination of the Capital Trust as if it occurred on January 1, 2003.

The pro forma adjustments are explained in more detail below.

Note 2 - Pro forma adjustments - Unaudited Condensed Consolidated Balance Sheets

Pay Deferred Distributions on the BUCS - Full Exchange Pro Formas and Partial Exchange Pro Formas In November 1996, the Capital Trust issued $201.3 million BUCS and $6.2 million 6.625% common securities. TIMET owns all of the outstanding common securities of the Capital Trust, which is a wholly-owned subsidiary and grantor trust of TIMET. The Capital Trust used the proceeds from the issuance of its BUCS and common securities to purchase from TIMET $207.5 million principal amount of TIMET's 6.625% Subordinated Debentures. The Subordinated Debentures, and any accrued and unpaid interest thereon, are the sole assets of the Capital Trust. A portion of the Subordinated Debentures ($201.3 million) are referred to as the Subordinated Debentures related to the BUCS, and the remaining portion of the Subordinated Debentures are referred to as the Subordinated Debentures related to the 6.625% common securities.

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On March 24, 2004,  TIMET announced that it was resuming  payment of interest on the Subordinated Debentures resulting in a resumption of distributions on the BUCS, and on April 15, 2004, TIMET paid all such previously-deferred amounts on the Subordinated Debentures relating to the BUCS, including interest thereon. Concurrently with the payment of all previously-deferred interest on the Subordinated Debentures, the Capital Trust paid $21.0 million of deferred distributions on the BUCS, including interest thereon.

The $22.1 million pro forma adjustment to cash and accrued interest on debt payable to the Capital Trust represents the amount of deferred interest on the Subordinated Debentures related to the BUCS as of March 31, 2004.

Exchange Offer
Upon completion of the Exchange Offer, TIMET will (i) record the issuance of shares of Series A Preferred Stock and (ii) contribute the BUCS tendered and accepted for purchase in the Exchange Offer to the Capital Trust, which will cancel the BUCS as well as an equivalent amount of the Subordinated Debentures. The shares of Series A Preferred Stock issued in the Exchange Offer will be recognized at their fair value. Since there will be no quoted market price for the shares of Series A Preferred Stock, TIMET will value the Series A Preferred Stock issued based upon the quoted market price of the BUCS on the day prior to completion of the Exchange Offer. For financial reporting purposes, TIMET will recognize a gain or loss equal to the difference, if any, between the value of the Series A Preferred Stock issued and the carrying value of the Subordinated Debentures subsequently cancelled less the carrying value of any unamortized deferred financing costs related to the BUCS purchased in the Exchange Offer that will be written off. Costs associated with the Exchange Offer will be expensed as incurred.

Full Exchange Pro Formas. The $0.3 million pro forma adjustment related to cash represents the estimated cost of the Exchange Offer. The $6.7 million pro forma adjustment to other noncurrent assets represents the write off of the carrying value of the unamortized deferred financing costs related to the BUCS accepted for purchase in the Exchange Offer. The $165.1 million pro forma adjustment related to preferred stock represents the March 31, 2004 estimated fair value of the Series A Preferred Stock issued in the Exchange Offer, based on the aggregate quoted market price for the BUCS accepted for purchase in the Exchange Offer on such date ($187.2 million, including the accrued and unpaid distributions on the BUCS as of such date, less $22.1 million attributable to such accrued and unpaid dividends). The $201.3 million pro forma adjustment related to debt payable to the Capital Trust represents the carrying amount of the Subordinated Debentures related to the BUCS accepted for purchase in the Exchange Offer, which are assumed to be cancelled upon TIMET's contribution to the Capital Trust of all of the BUCS tendered and accepted for purchase in the Exchange Offer. The $29.2 million pro forma adjustment to accumulated deficit represents the gain on the cancellation of such Subordinated Debentures equal to the difference between the carrying value of the Subordinated Debentures cancelled ($201.3 million) and the fair value of the preferred stock issued ($165.1 million) less the $6.7 million write-off of unamortized deferred financing costs, and less the $0.3 million of estimated costs of the Exchange Offer. For U.S. federal income tax purposes, TIMET would recognize cancellation of indebtedness income in an amount equal to the excess, if any, of the adjusted issue price of the Subordinated Debentures attributable to the BUCS over the fair value of the shares of Series A Preferred Stock issued on the date of exchange. However, any income generated from the exchange would generally be offset against TIMET's existing net operating loss carryforward ($114 million at December 31, 2003) and would be reduced by the carrying value of any unamortized deferred financing costs related to the BUCS purchased in the exchange that will be written off. The adjusted issue price of the Subordinated Debentures attributable to the BUCS is equal to the principal amount of the Subordinated Debentures related to the BUCS. At December 31, 2003, TIMET had approximately $114 million of net operating loss carryforwards for U.S. federal income tax purposes, the benefit of which had not been recognized for financial reporting purposes because TIMET has concluded that realization of such benefit does not meet the "more-likely-than-not" recognition criteria. There is no

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income tax for financial  reporting purposes  associated with such $29.2 million pro forma gain, as TIMET would have utilized a portion of such net operating loss carryforward to offset the tax liability generated from the exchange. Upon completion of the Exchange Offer, the actual amount of the gain recognized for both financial reporting and income tax purposes, if any, as well as the actual amount of TIMET's net operating loss carryforward utilized to offset the income tax liability generated from the exchange, if any, will likely differ from such pro forma amounts, as the fair value of the shares of Series A Preferred Stock issued is expected to differ from the amount included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Partial Exchange Pro Formas. The $0.3 million pro forma adjustment related to cash represents the estimated cost of the Exchange Offer. The $2.9 million pro forma adjustment to other noncurrent assets represents the write off of the carrying value of the unamortized deferred financing costs related to the BUCS accepted for purchase in the Exchange Offer. The $70.8 million pro forma adjustment related to preferred stock represents the March 31, 2004 estimated fair value of the preferred stock issued in the Exchange Offer, based on the aggregate quoted market price for the BUCS accepted for purchase in the Exchange Offer on such date ($80.3 million, including the accrued and unpaid distributions on the BUCS as of such date, less $9.5 million attributable to such accrued and unpaid dividends). The $86.4 million pro forma adjustment related to debt payable to the Capital Trust represents the carrying amount of the Subordinated Debentures related to the BUCS accepted for purchase in the Exchange Offer, which are assumed to be cancelled upon TIMET's contribution to the Capital Trust of all of the BUCS tendered and accepted for purchase in the Exchange Offer. The $12.4 million pro forma adjustment to accumulated deficit represents the gain on the cancellation of such Subordinated Debentures equal to the difference between the carrying value of the Subordinated Debentures cancelled ($86.4 million) and the fair value of the preferred stock issued ($70.8 million) less the $2.9 million write-off of unamortized deferred financing costs, and less the $0.3 million of estimated costs of the Exchange Offer. For U.S. federal income tax purposes, TIMET would recognize cancellation of indebtedness income in an amount equal to the excess, if any, of the adjusted issue price of the Subordinated Debentures attributable to the BUCS over the fair value of the shares of Series A Preferred Stock issued on the date of exchange. However, any income generated from the exchange would generally be offset against TIMET's existing net operating loss carryforward ($114 million at December 31, 2003) and would be reduced by the carrying value of any unamortized deferred financing costs related to the BUCS purchased in the exchange that will be written off. The adjusted issue price of the Subordinated Debentures attributable to the BUCS is equal to the principal amount of the Subordinated Debentures related to the BUCS. At December 31, 2003, TIMET had approximately $114 million of net operating loss carryforwards for U.S. federal income tax purposes, the benefit of which had not been recognized for financial reporting purposes because TIMET has concluded that realization of such benefit does not meet the "more-likely-than-not" recognition criteria. There is no income tax for financial reporting purposes associated with such $12.4 million pro forma gain, as TIMET would have utilized a portion of such net operating loss carryforward to offset the tax liability generated from the exchange. Upon completion of the Exchange Offer, the actual amount of the gain recognized for both financial reporting and income tax purposes, if any, as well as the actual amount of TIMET's net operating loss carryforward utilized to offset the income tax liability generated from the exchange, if any, will likely differ from such pro forma amounts, as the fair value of the shares of Series A Preferred Stock issued is expected to differ from the amount included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Termination of the Capital Trust - Full Exchange Pro Formas only
Assuming that all holders of the BUCS exchange their BUCS for shares of Series A Preferred Stock in the Exchange Offer, then immediately following completion of the Exchange Offer, TIMET will terminate the Capital Trust. Such termination will be accomplished by the Capital Trust's cancellation of the portion of the Subordinated Debentures related to the Capital Trust's common securities, and any accrued and unpaid

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interest  thereon,  as well as the Capital  Trust's  cancellation  of its common securities. There will be no gain or loss associated with such cancellations.

The $6.9 million pro forma adjustment to TIMET's investment in the common securities of the Capital Trust represents the cancellation of the Capital Trust's common securities. The $6.2 million pro forma adjustment to TIMET's debt payable to the Capital Trust, as well as the $0.7 million pro forma adjustment to TIMET's accrued interest on debt payable to the Capital Trust, represent the Capital Trust's cancellation of the Subordinated Debentures related to its common securities.

Note 3- Pro forma adjustments - Unaudited Condensed Consolidated Statements of Operations
Interest on Subordinated Debentures
Full Exchange Pro Formas. Upon completion of the Exchange Offer, TIMET will contribute the BUCS tendered and accepted for purchase in the Exchange Offer to the Capital Trust, which will cancel the BUCS as well as the Subordinated Debentures related to the BUCS. The $14.3 million pro forma adjustment to interest expense for the year ended December 31, 2003 and the $3.6 million pro forma adjustment to interest expense for the three months ended March 31, 2004 represent the elimination of interest on the Subordinated Debentures related to the BUCS accepted for purchase in the Exchange Offer (including $0.3 million related to the amortization of deferred financing costs for the year ended December 31, 2003), which Subordinated Debentures are assumed to have been cancelled following completion of the Exchange Offer. There is no income tax associated with the elimination of such interest expense, as TIMET has concluded that realization of its U.S. deferred income tax assets (including net operating loss carryforwards) do not currently meet the "more-likely-than-not" recognition criteria. TIMET's conclusion about the realization of its U.S. deferred income tax assets would not have changed had this interest expense not actually been recognized during the year ended December 31, 2003 and the three months ended March 31, 2004.

Partial Exchange Pro Formas. Upon completion of the Exchange Offer, TIMET will contribute the BUCS tendered and accepted for purchase in the Exchange Offer to the Capital Trust, which will cancel the BUCS as well as the Subordinated Debentures related to the BUCS. The $6.1 million pro forma adjustment to interest expense for the year ended December 31, 2003 and the $1.6 million pro forma adjustment to interest expense for the three months ended March 31, 2004 represent the elimination of interest on the Subordinated Debentures related to the BUCS accepted for purchase in the Exchange Offer (including $0.1 million related to the amortization of deferred financing costs for the year ended December 31, 2003), which Subordinated Debentures are assumed to have been cancelled following completion of the Exchange Offer. There is no income tax associated with the elimination of such interest expense, as TIMET has concluded that realization of its U.S. deferred income tax assets (including net operating loss carryforwards) do not currently meet the "more-likely-than-not" recognition criteria. TIMET's conclusion about the realization of its U.S. deferred income tax assets would not have changed had this interest expense not actually been recognized during the year ended December 31, 2003 and the three months ended March 31, 2004.

Dividends on Series A Preferred Stock
Full Exchange Pro Formas. Upon completion of the Exchange Offer, TIMET will record the issuance of shares of the Series A Preferred Stock. The $13.6 million pro forma adjustment to dividends on the Series A Preferred Stock for the year ended December 31, 2003 and the $3.4 million pro forma adjustment to dividends on the Series A Preferred Stock for the three months ended March 31, 2004 represent the amount of dividends attributable to the Series A Preferred Stock assumed to be issued in the Exchange Offer (4,024,820 shares of such preferred stock, at their $50 per share liquidation value, multiplied by their 6.75% annual dividend yield).

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

Partial Exchange Pro Formas. Upon completion of the Exchange Offer, TIMET will record the issuance of shares of the Series A Preferred Stock. The $5.8 million pro forma adjustment to dividends on the Series A Preferred Stock for the year ended December 31, 2003 and the $1.5 million pro forma adjustment to dividends on the Series A Preferred Stock for the three months ended March 31, 2004 represent the amount of dividends attributable to the Series A Preferred Stock assumed to be issued in the Exchange Offer (1,727,700 shares of such preferred stock, at their $50 per share liquidation value, multiplied by their 6.75% annual dividend yield).

Full Exchange Pro Formas and Partial Exchange Pro Formas. Also upon completion of the Exchange Offer, TIMET will contribute the BUCS tendered and accepted for purchase in the Exchange Offer to the Capital Trust, which will cancel the BUCS as well as the Subordinated Debentures related to the BUCS. TIMET will recognize a gain or loss equal to the difference between the value of the Series A Preferred Stock issued and the carrying value of the Subordinated Debentures subsequently cancelled. In accordance with Rule 11-02(b)(5) of the SEC's Regulation S-X, the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations does not reflect any adjustment related to such gain, which is more fully described in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the notes thereto.

Termination of the Capital Trust - Full Exchange Pro Formas only
Assuming that holders representing all of the BUCS exchange their BUCS for shares of Series A Preferred Stock in the Exchange Offer, then immediately following completion of the Exchange Offer, TIMET will terminate the Capital Trust. Such termination will be accomplished by the Capital Trust's cancellation of the portion of the Subordinated Debentures related to the Capital Trust's common securities, and any accrued and unpaid interest thereon, as well as the Capital Trust's cancellation of its common securities. There will be no net gain or loss associated with such cancellations.

The $0.4 million pro forma adjustment to interest expense for the year ended December 31, 2003 and the $0.1 pro forma adjustment to interest expense for the three months ended March 31, 2004 represent the elimination of interest on the Subordinated Debentures related to the Capital Trust's common securities, which Subordinated Debentures are assumed to have been cancelled following completion of the Exchange Offer. The $0.4 million pro forma adjustment to other non-operating income (expense), net for the year ended December 31, 2003 and the $0.1 pro forma adjustment to other non-operating income (expense), net for the three months ended March 31, 2004 represent elimination of TIMET's equity in earnings associated with the Capital Trust's common securities, which are also assumed to have been cancelled following completion of the Exchange Offer.

Per Share Amounts
Full Exchange Pro Formas. The historical and pro forma income (loss) from continuing operations available for TIMET Common Stock per share is based upon the 3.2 million weighted average number of shares of TIMET Common Stock actually outstanding during the year ended December 31, 2003 and the three months ended March 31, 2004. The conversion of the shares of Series A Preferred Stock (4,024,820 shares) assumed to have been issued in the Exchange Offer would be antidilutive, in that the effect of eliminating the Series A Preferred Stock dividends ($13.6 million for the year ended March 31, 2003 and $3.4 million for the three months ended March 31, 2004) would have more than offset the additional number of shares of TIMET Common Stock (1,341,607shares) that would have been outstanding assuming conversion of the Series A Preferred Stock into shares of TIMET Common Stock (4,024,820 shares of Series A Preferred Stock at the exchange ratio of one-third of a share of TIMET Common Stock for each share of Series A Preferred Stock).

Partial Exchange Pro Formas. The historical and pro forma income (loss) from continuing operations available for TIMET Common Stock per share is based upon the 3.2 million weighted average number of

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

shares of TIMET Common Stock actually outstanding during the year ended December 31, 2003 and the three months ended March 31, 2004. The conversion of the shares of Series A Preferred Stock (1,727,700) assumed to have been issued in the Exchange Offer would be antidilutive, in that the effect of eliminating the Series A Preferred Stock dividends ($5.8 million for the year ended March 31, 2003 and $1.5 million for the three months ended March 31, 2004) would have more than offset the additional number of shares of TIMET Common Stock (575,900) that would have been outstanding assuming conversion of the Series A Preferred Stock into shares of TIMET Common Stock (1,727,700 shares of Series A Preferred Stock at the exchange ratio of one-third of a share of TIMET Common Stock for each share of Series A Preferred Stock).

The affirmative vote of the holders of a majority of the shares of TIMET Common Stock present (in person or by proxy) and entitled to vote at the meeting is necessary to constitute approval of the Exchange Offer and the issuance of the Series A Convertible Preferred Securities. Persons and entities related to Harold C. Simmons and J. Landis Martin have expressed their intent to vote the shares of TIMET Common Stock that they hold, representing approximately [52.8]% of the shares of TIMET Common Stock entitled to vote at the Annual Meeting, in favor of the Exchange Offer and the issuance of the Series A Preferred Stock. Therefore, if all of such shares are voted as indicated, the Exchange Offer and the issuance of the Series A Preferred Stock will be approved. The Exchange Offer and the issuance of the Series A Preferred Stock have been unanimously approved by the outside members of TIMET's Board of Directors and unanimously approved by the entire Board of Directors with J. Landis Martin abstaining. The Board of Directors recommends a vote FOR the Exchange Offer and the issuance of the Series A Convertible Preferred Securities.

                              CORPORATE GOVERNANCE

Since the passage of the Sarbanes-Oxley Act of 2002 and the adoption of new corporate governance standards by the NYSE, TIMET has developed and continues to evaluate new policies and procedures regarding corporate governance. TIMET has adopted a Code of Business Conduct and Ethics which is applicable to its principal executive officer, principal financial officer and principal accounting officer or controller. The corporate governance section of TIMET's website includes TIMET's Corporate Governance Policies, Code of Business Conduct and Ethics applicable to all of TIMET's officers and employees, including those officers identified above, and charters for the committees of the Board of Directors.

TIMET's policies and practices reflect governance initiatives that are compliant with the corporate governance requirements of the NYSE and the SEC and include the following:

     o    The  Board  of  Directors  has  adopted  clear  corporate   governance
          policies;
     o A majority of the Board of Directors is independent from TIMET and its management;
     o All members of the Audit Committee, Compensation Committee, and the Nominations Committee are independent from TIMET and its management;
     o Independent members of the Board have the opportunity to meet regularly without the presence of management, either through committee meetings or otherwise;
     o TIMET has an anonymous hotline available to all employees to submit complaints on accounting, internal control or auditing matters to the Audit Committee; and
     o All officers and employees of TIMET are required to act ethically at all times and in accordance with the policies comprising TIMET's Code of Business Conduct and Ethics.

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                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties
As set forth under the heading "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. Other entities that may be deemed to be controlled by or related to Mr. Simmons including, without limitation, CompX,
Contran, Dixie Holding, Dixie Rice, Keystone, Kronos, National, NL, NOA, Southwest, Tremont LLC, Valhi, Valmont and VGI, sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET considers, reviews and evaluates, and understands that Contran, Valhi, Keystone, NL, Kronos, CompX, Tremont LLC and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin is Chairman of the Board, President and Chief Executive Officer of TIMET. Mr. Martin also served as a director and President and Chief Executive Officer of NL until his resignation in July 2003. Glenn R. Simmons, a director of TIMET, is also Chairman of the Board of Keystone and CompX, Vice Chairman of the Board of Contran and Valhi, Vice Chairman of Tremont LLC and a director of NL and Kronos. Steven L. Watson, a director of TIMET, is also an executive officer of Contran, Valhi and Tremont LLC, and a director of Contran, CompX, Keystone, Kronos, Valhi, and NL. A. Andrew R. Louis is Assistant Secretary of TIMET and Secretary and Associate General Counsel of Contran, Valhi and Tremont LLC. Robert D. Graham is Vice President and Assistant Secretary of TIMET, Vice President, General Counsel and Secretary of NL and Kronos and Vice President of Contran, Valhi and Tremont LLC. Joan H. Prusse is Vice President, General Counsel and Secretary of TIMET and Vice President of Tremont LLC. Gregory M. Swalwell is Vice President of TIMET, Vice President and Controller of Valhi and Contran and Vice President, Finance and Chief Financial Officer of NL and Kronos. Bob D. O'Brien is Vice President of TIMET, Chief Financial Officer of Valhi and Vice President and Treasurer of Valhi and Contran. Andrew B. Nace is Assistant Secretary of TIMET and Associate General Counsel and Assistant Secretary of Comp X, Contran, Kronos, NL, Tremont LLC and Valhi. John St. Wrba is Vice President and Assistant Treasurer of TIMET and Vice President and Treasurer of Kronos and NL. TIMET understands that all such persons are expected to continue to serve in such capacities in 2004. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest. Prior to the Tremont Merger in 2003, certain directors and officers of TIMET served as directors and officers of Tremont Corporation.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Contran, Valhi, CompX, Keystone, Kronos, Tremont LLC and NL, the board of directors of each of these companies (with the exception of Contran and Tremont LLC, which are not public companies) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or

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approval by directors who may be deemed  disinterested,  transactions  involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships

Incorporate Services Agreements
Under the terms of various intercorporate services agreements (referred to herein as "ISAs") that TIMET has historically entered into with various related parties, employees of one company provide certain management, tax planning, financial, risk management, environmental, administrative, facility or other services to the other company on a fee basis. Such charges are based upon estimates of the time devoted by the employees of the provider of the services to the affairs of the recipient and the compensation of such persons and the cost of facilities, equipment or supplies provided. These ISAs are reviewed and approved by the independent directors of the companies that are parties to the agreements.

The Company and Tremont LLC were parties to an ISA effective January 1, 2003 to provide certain management, financial, environmental, human resources and other services to Tremont LLC under which Tremont LLC paid the Company approximately $0.2 million. The Company and Tremont Corporation, Tremont LLC's predecessor, were parties to a similar ISA effective January 1, 2002 through March 31, 2003, and the amount reported as paid by Tremont LLC in 2003 includes the amount paid to TIMET in 2003 under the ISA with Tremont Corporation.

The Company and NL were parties to an ISA effective January 1, 2003 whereby NL provided certain financial and other services to TIMET. During 2003, TIMET paid NL approximately $15,000 under this agreement.

The Company and Contran were parties to an ISA effective January 1, 2003 whereby Contran provided certain business, financial and other services to TIMET. During 2003, TIMET paid Contran approximately $0.3 million under this agreement.

The Company, Tremont LLC and Contran are parties to a combined ISA effective January 1, 2004 covering the provision of services by Contran to TIMET and the provision of services by TIMET to Tremont LLC. Under the 2004 combined ISA, TIMET will pay Contran approximately $1.2 million, representing the net cost of the Contran services to TIMET ($1.3 million) less the TIMET services to Tremont LLC ($0.1 million).

Investment in Affiliated Entities
As of the Record Date, TIMET, through a wholly owned subsidiary, had acquired [1,318,610] shares of CompX Class A common stock, representing [25.7]% of the shares of CompX Class A common stock outstanding, in open market or privately negotiated transactions with unaffiliated parties at an aggregate cost of $[13.3] million at prices ranging from $[8.67] to $[13.50] per share. Valhi owns [374,000] shares of CompX Class A common stock, Harold C. Simmons owns [82,300] shares of CompX Class A common stock, Mr. Simmons' spouse owns [20,000] shares of CompX Class A common stock, and Valcor, Inc., a wholly owned subsidiary of Valhi, owns [100]% of the CompX Class B common stock. Glenn R. Simmons is Chairman of the Board of CompX and Steven L. Watson serves on CompX's board of directors.

As of the Record Date, TIMET, through a wholly owned subsidiary, has acquired [222,100] shares of the common stock of NL at an aggregate cost of approximately $[2.5] million at prices ranging from $[10.88] to $[11.42] per share. Valhi and Tremont LLC are the direct holders of [30,135,390] and [10,215,541] shares, respectively, of the outstanding shares of common stock of NL. J. Landis Martin also served as

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a director and President and Chief Executive Officer of NL until his resignation in July 2003. Glenn R. Simmons and Steven L. Watson are directors of NL.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from Basic Management, Inc. and its subsidiaries (referred to collectively herein as "BMI") pursuant to various agreements. A wholly owned subsidiary of Tremont LLC owns approximately 32% of the outstanding equity securities of BMI (representing 26% of the voting securities of BMI). During 2003, fees for such utility services provided by BMI to TIMET were approximately $3.0 million.

Titanium Dioxide Purchases
From time to time, TIMET purchases titanium dioxide from Kronos. Such purchases are made at prevailing market prices for titanium dioxide and on an individual purchase order basis. During 2003, TIMET's purchases of titanium dioxide from Kronos were approximately $104,000.

Environmental Service Agreement
In May of 2004, TIMET entered into an environmental services agreement with Waste Control Specialists, LLC (referred to herein as "WCS"). A wholly owned subsidiary of Valhi owns 100% of the membership interests in WCS. Under the environmental services agreement, WCS will provide transportation and disposal services for soil and sludge removed from portions of TIMET's Henderson, Nevada facility. Payments under the agreement are based upon the amount in tons of soil and sludge removed, which is difficult to estimate at this time. Based upon current estimates, the parties expect TIMET will pay WCS between approximately $700,000 to $1,100,000 for services to be performed under this agreement which are expected to occur over the next two years.

Shareholders' Agreement
Prior to TIMET's initial public offering in 1996, TIMET, Tremont Corporation, IMI, Plc and two of its affiliates, IMI Kynoch Ltd. and IMI Americas Inc. who were the stockholders of TIMET at that time, entered into a shareholders' agreement dated February 15, 1996, as amended March 29, 1996 (referred to herein as the "Shareholders' Agreement"). Only TIMET and Tremont LLC, as successor to Tremont Corporation, remain parties to the Shareholders' Agreement. This agreement provides, among other things, that so long as Tremont LLC continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont LLC, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide certain periodic information about TIMET and its subsidiaries to Tremont LLC, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont LLC (as successor to Tremont Corporation and the only remaining shareholder party) is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont LLC holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont LLC has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont LLC has the right to require TIMET to include in such registration the registrable securities held by Tremont LLC or its permitted transferees so long as Tremont LLC holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable

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


securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Insurance Matters
TIMET participates in a combined risk management program with Contran and certain of its subsidiaries and affiliates. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including TIMET, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines and Valmont are captive insurance companies wholly owned by Valhi, and EWI is a reinsurance brokerage wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief marketing officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

During 2003, Contran and its related parties paid premiums of approximately $16.7 million for policies Tall Pines or Valmont provided or EWI brokered, including approximately $3.8 million TIMET and its subsidiaries paid. This amount principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In TIMET's opinion, the amount that TIMET paid for these insurance policies and the allocation among Contran and certain of its subsidiaries and affiliates, including TIMET, of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies and/or brokers. TIMET expects that these relationships with Tall Pines, Valmont and EWI will continue in 2004.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran, CompX, Keystone, Kronos, NL, Valhi and TIMET, have entered into a loss sharing agreement entitled Agreement Regarding Shared Insurance, dated October 30, 2003, under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. TIMET believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.


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

TIMET Executive Stock Ownership Loan Plan
Under TIMET's Executive Stock Ownership Loan Plan, approved by the TIMET Board of Directors in 1998 and the TIMET stockholders in 2000, TIMET's executive officers were entitled to borrow funds to purchase TIMET Common Stock or to pay taxes payable with respect to vesting shares of restricted stock. Each executive could borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 2003 was 3.4425% (3.2825% for 2004). Principal is repayable in five equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds or the stock for which loan proceeds were used to pay taxes. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. TIMET terminated this program effective July 30, 2002, subject to continuing only those loans outstanding at that time in accordance with their then-current terms. The following table identifies the executive officers of TIMET who were indebted to TIMET under this program during 2003 and as of the Record Date:

                                         Maximum Principal Amount        Principal Outstanding as of
      Name                             Outstanding during 2003 ($)            April 15, 2004($)
      ----                             --------------------------             -----------------
      Robert E. Musgraves                      113,708                              87,461

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the SEC and TIMET. Based solely on a review of copies of the
Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2003.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the SEC. Such proposals must be received by TIMET no later than December 4, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

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                  2003 ANNUAL REPORT ON FORM 10-K; HOUSEHOLDING

TIMET's 2003 Annual Report on Form 10-K, as filed with the SEC on March 4, 2004, is included as a part of TIMET's 2003 Annual Report which was previously mailed to stockholders of record. Additional copies of such documents are available to stockholders without charge upon request by telephone (303-296-5600) or in writing (Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202).

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are TIMET stockholders will be "householding" TIMET's proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from TIMET that either will be
"householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement, or if you currently receive multiple copies of the Proxy Statement at your address and would like to request "householding" of Company communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to the Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202 or contact the Corporate Secretary by phone at 303-296-5600 or by fax at 303-291-2990.

                       MATERIALS INCORPORATED BY REFERENCE

The financial information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (filed with the SEC on March 4, 2004), as amended, and its quarterly report on Form 10-Q for the quarter ended March 31, 2004 (filed with the SEC on May 5, 2004) is incorporated herein by reference. Additional copies of such documents are available to stockholders without charge upon request by telephone (303-296-5600) or in writing (Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202).

                                                    TITANIUM METALS CORPORATION

Denver, Colorado
June ___, 2004

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



                                                                     APPENDIX A

                           TITANIUM METALS CORPORATION

                             AUDIT COMMITTEE CHARTER

                                FEBRUARY 17, 2004

                                ----------------

                                   ARTICLE I.
                                     PURPOSE

     The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     o    the integrity of the corporation's financial statements;

     o    the corporation's compliance with legal and regulatory requirements;

     o    the independent auditor's qualifications and independence; and

     o the performance of the corporation's internal audit function and independent auditor.

                                   ARTICLE II.
            RELATIONSHIP WITH MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements. The corporation's independent auditor is responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers or employees or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

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                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                                RESPONSIBILITIES

     To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Disclosure

     o Review and discuss the corporation's annual audited financial statements and quarterly financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     o Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     o    Discuss with management and the independent  auditor,  as appropriate,
          earnings  press  releases  and  financial   information  and  earnings
          guidance provided to analysts and rating agencies.

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

     o Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time.

     o Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

Independent Auditor

     o Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     o Provide that the independent auditor report directly to the audit committee.

     o Annually review the qualifications, independence and performance of the independent auditor.

     o Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

          o prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audit;

          o    after  the  annual  audit,   review  with   management   and  the
               independent auditor the independent auditor's reports on the results of the annual audit;

          o review with the independent auditor any audit problems or difficulties and management's response;

          o review with the independent auditor the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

          o at least annually, obtain and review a report by the independent auditor describing:

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

               o    the   independent   auditor's   internal   quality   control
                    procedures;

               o any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               o all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

          o Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

          o Set clear hiring policies for employees or former employees of the independent auditor.

          o Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

          o Discuss periodically with management the corporation's policies regarding risk assessment and risk management.

          o Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

          o Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          o Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

          o    Conduct an annual evaluation of its own performance.

          o    Report regularly to the board of directors.

          o Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

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          o    Meet  periodically  with officers of the corporation  responsible for legal and regulatory compliance by the corporation.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and governing law, as the audit committee or the board of directors deems necessary or appropriate.


                           ADOPTED BY THE BOARD OF DIRECTORS OF
                           TITANIUM METALS CORPORATION EFFECTIVE
                           FEBRUARY 17, 2004



                           /s/ Joan H. Prusse
                           ----------------------------------------------------
                            Joan H. Prusse, Secretary

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                                                                      APPENDIX B

                        2004 TITANIUM METALS CORPORATION
                      SENIOR EXECUTIVE CASH INCENTIVE PLAN


I. PURPOSE

The purpose of the Titanium Metals Corporation Senior Executive Cash Incentive Plan is to attract and retain high quality senior executives and to provide incentives to such executives to maximize the annual financial performance of Titanium Metals Corporation and its related entities and thereby increase shareholder value. The Titanium Metals Corporation Senior Executive Cash Incentive Plan is intended to qualify for the exception to the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for qualified "performance-based compensation."

II. EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be January 1, 2004.

III.     DEFINITIONS

(a) "Compensation Committee" shall mean the committee comprised solely of two or more independent directors of the Company which shall have the authority to administer the Plan. No member of the Compensation Committee shall be a current employee of the Company, a former employee who is currently receiving compensation from the Company for prior services (other than benefits under a tax-qualified retirement plan), a current or former officer of the Company, or shall receive or have received remuneration from the Company within the meaning of Treas. Reg. Sec. 1.62-27(e)(3), either directly or indirectly, in any capacity other than as a director.

(b)  "Company" shall mean Titanium Metals Corporation.

(c) "Disability" shall mean disability by bodily injury or disease, either occupational or nonoccupational in cause, permanently preventing the
     Participant, on the basis of medical evidence satisfactory to the Compensation Committee, from engaging in any occupation or employment with the Company.

(d) "Eligible Earnings" shall mean the aggregate base salary actually paid to a Participant with respect to a given Plan Year; provided, however, that any amount of base salary that a Participant would have received in a given Plan Year but for a voluntary reduction in base salary shall be included in the determination of Eligible Earnings for such year.

(e) "Participant" for a particular Plan Year shall mean those individuals designated by the Compensation Committee to be eligible to receive Performance-Based Compensation Awards under Section V for that Plan Year. The Compensation Committee shall determine the individuals who shall be Participants for a particular Plan Year by January 1 of that Plan Year.

(f) "Performance-Based Compensation Award" shall mean the cash award as determined by the application of Section V of the Plan.

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(g)  "Plan" shall mean the Titanium  Metals  Corporation  Senior  Executive Cash
     Incentive Plan, as amended and restated from time to time.

(h) "Plan Year" shall mean the 12 consecutive month period coinciding with the Company's fiscal year.

(i) "Return on Equity" shall mean the ratio expressed as a percentage rounded to the nearest tenth of the Company's Net Income for the Plan Year to its Average Equity for such Plan Year. "Net Income" shall mean the Company's net income for the Plan Year, determined in accordance with generally accepted accounting principles and as reported in the Company's annual audited consolidated financial statements. "Average Equity" shall mean the arithmetic average of the Company's stockholders' equity at the end of the Plan Year and the end of the immediately preceding Plan Year. Stockholders' equity shall be determined in accordance with generally accepted accounting principles, and as reported in the Company's annual audited consolidated financial statements.

IV.      ELIGIBILITY

Employees who are Participants for a Plan Year are not eligible for payments under the Titanium Metals Corporation Employee Cash Incentive Plan for the same Plan Year.

Except in the case of the Participant's death or disability, a Participant must be employed by the Company on the last day of the Plan Year in order to be eligible to receive a Performance-Based Compensation Award under the Plan. However, in the event a Participant is not employed on the last day of the Plan Year because of the Participant's death or disability, any payment of a Performance-Based Compensation Award made in accordance with Section V shall be paid to the Participant's estate or to the disabled Participant at the time the other Performance-Based Compensation Awards are paid to Participants under the Plan.

V. CALCULATION OF PERFORMANCE-BASED COMPENSATION AWARD

Initially, calculation of Performance-Based Compensation Awards is based solely upon the Company's Return on Equity during each Plan Year. Currently, no Performance-Based Compensation Award shall be payable if the Company's Return on Equity is less than 3%, and no award shall be made under this Section in an amount exceeding 150% of any Participant's Eligible Earnings. Performance-Based Compensation Awards shall be payable solely in accordance with the following schedule, except that no Performance-Based Compensation Award for a Participant shall exceed $2,000,000 for a Plan Year:

Return on Equity                         Award As Percentage of Eligible Earning
----------------                         ---------------------------------------
less than 3%                                            0%
3% or more but less than 10%                            10% to 50%
10% or more and up to 30%                               50% to 150%

For a Return on Equity of 3% or more but less than 10%, the "Award as a Percentage of Eligible Earnings" would be fully prorated from 10% up to 50%. For example, for a Return on Equity of 6.5%, the "Award as a Percentage of Eligible Earnings" is equal to 30%. Similarly for a Return on Equity of 10% and up to 30%, the "Award as a Percentage of Eligible Earnings" would also be fully prorated from 50% up to 150%.


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

The above schedule for any Plan Year may be set or changed by the Compensation Committee during the first ninety days of such Plan Year. In the event the Compensation Committee takes no action prior to the ninetieth day of such Plan Year to change, amend, or rescind the above schedule in effect for the immediately preceding Plan Year, the Return on Equity schedule for such Plan Year shall be deemed to be the above schedule for such immediately preceding Plan Year.

After that period, the Compensation Committee shall have no discretion to make Performance-Based Compensation Awards except in accordance with the above or any revised schedule, except that the Compensation Committee has discretion to award a lesser Performance-Based Compensation Award to a Participant than that set forth in the above schedule. Any Performance-Based Compensation Award shall be paid in a single cash payment as soon as practicable following the completion of the Company's audit for a given Plan Year and certification by the Compensation Committee as set forth in Section VI below.

VI. CERTIFICATION BY COMPENSATION COMMITTEE

Notwithstanding any other provision of the Plan to the contrary, no Performance-Based Compensation Award may be paid to a Participant under the Plan until the Compensation Committee certifies in writing that the Company has achieved a Return on Equity 3% or more, that the award corresponds to the Return on Equity achieved by the Company for the applicable Plan Year in accordance with the schedule in Section V or any revision thereof (unless, in its discretion, the Compensation Committee chooses to make a lower award to a Participant), and that all of the other conditions under the Plan for payment of the award have been met. For the purposes of this Section, the approved minutes of the Compensation Committee meeting in which the certification is made shall be treated as written certification.

VII. ADMINISTRATION

The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full authority to construe and interpret this Plan within the established rules for its administration which are contained in this Plan. The Compensation Committee shall act by the unanimous consent of all of its members.

The Compensation Committee shall have the authority to amend the Plan at any time without notice, provided that any amendment which changes the material terms of the performance goals shall be subject to the approval of the Company's shareholders. The Compensation Committee may revise the terms of the performance goals set forth in Section V which must be met before Performance-Based Compensation Awards may be paid under the Plan; however the revised performance goals must be approved by the shareholders of the Company before the amendment is effective. The material terms of a performance goal are approved by shareholders if, in a separate vote, a majority of the shares present (in person or by proxy) and entitled to vote on the issue are cast in favor of approval. The Compensation Committee shall have the authority to suspend or terminate the Plan at any time without notice.

VIII. MISCELLANEOUS

The Plan is not a contract of employment. No term of the Plan shall be construed to restrict the right of the Company to terminate or change the terms of any Participant's employment with the Company at any time or to confer on any Participant the right to continue in the employ of the Company for any period of time or to continue any Participant's present or any other rate of compensation. No Participant

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

shall have any right to future participation in the Plan.

No right or interest of any Participant in the Plan shall be assignable or transferable or be subject to any lien, directly, by operation of law, or otherwise, including by execution, levy, garnishment, attachment, pledge, or bankruptcy.

The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local taxes required by law to be withheld with respect to any such payments.

This instrument contains the entire understanding between the Company and the employees participating in the Plan relating to the Plan, and supersedes any prior agreement between the parties, whether written or oral. Neither this Plan nor any provision of the Plan may be waived, modified, amended, changed, discharged or terminated without action by the Compensation Committee.

This Plan shall be construed in accordance with, and shall be governed by the laws of the State of Colorado.

To the extent that any one or more of the provisions of the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

The section headings are for convenience only and shall not be used in interpreting or construing the Plan.

The Company hereby agrees to the provisions of this Plan, and in witness of its agreement, the Company by its duly authorized officer has executed this Plan, on the date written below.


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



                                                                     APPENDIX C

                CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                           TITANIUM METALS CORPORATION

     Titanium Metals Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The name of the Corporation is Titanium Metals Corporation.  SECOND:
The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is December 13, 1955.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "4.1 Capital Stock. The total number of shares which the Corporation shall have authority to issue is 100,000,000 shares, consisting of (a) 10,000,000 shares of preferred stock, with a par value of $.01 per share ("Preferred Stock"); and (b) 90,000,000 shares of common stock, with a par value of $.01 per share ("Common Stock")."

     FOURTH: This Certificate of Amendment of Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 3,179,942 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Titanium Metals Corporation has caused this Certificate of Amendment to be signed by its _______________ as of _________________ ___,
2004.

                                                     TITANIUM METALS CORPORATION
                                                   By:  ________________________
                                                   Name:  ______________________
                                                 Title:  _______________________


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                                                                     APPENDIX D

         FORM OF CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF
                   6 3/4% SERIES A CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     TITANIUM METALS CORPORATION, a Delaware corporation (the "Corporation"), certifies as follows:

     FIRST:  The  Amended  and  Restated  Certificate  of  Incorporation  of the
Corporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.01 per share, and, further, authorizes the Board of Directors of the Corporation, subject to the limitations prescribed by law and the provisions of such Amended and Restated Certificate of Incorporation, to provide for the issuance of shares of the Preferred Stock or to provide for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preference rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series.

     SECOND: The Board of Directors of the Corporation, acting at a meeting held on March 24, 2004, and by Unanimous Written Consent effective June 3, 2004 duly adopted the following resolutions, subject to approval by our common stockholders of an amendment to our certificate of incorporation, authorizing the creation and issuance of a series of said Preferred Stock to be known as 6 3/4% Series A Convertible Preferred Stock:

     RESOLVED, the Board of Directors, pursuant to the authority vested in it by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, hereby authorizes the issuance of a series of the Corporation's Preferred Stock, par value $.01 per share, 4,024,820 shares of which are authorized to be issued under the Corporation's Amended and Restated Certificate of Incorporation, as amended (such 4,024,820 shares being hereinafter referred to as the "Series A Preferred Stock"), of the Corporation and hereby fixes the number, designations, preferences, rights and limitations thereof in addition to those set forth in said Amended and Restated Certificate of Incorporation as follows:

     1. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

     "Board of Directors" means either the board of directors of the Corporation or any duly authorized committee of such board.

     "Business Day" means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Certificate" means this Certificate of Designations.

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     "Certificate of Incorporation"  means the Amended and Restated  Certificate of Incorporation of the Corporation, as amended.

     "Closing Sale Price" of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other Capital Stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

     "Common Stock" means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 9, however, shares issuable on conversion of the Series A Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Conversion Agent" has the meaning assigned to such term in Section 12.

     "Conversion Date" has the meaning assigned to such term in Section 7(b).

     "Conversion Price" per share of Series A Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

     "Conversion Rate" per share of Series A Preferred Stock means one and two thirds shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.

     "Corporation" means Titanium Metals Corporation, a Delaware corporation, and it successors.

     "Current Market Price" means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Corporation commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such

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

     subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 8(d) applies occurs during the period applicable for calculating "Current Market Price" pursuant to this definition, the "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

     "Depositary" means DTC or its successor depositary.

     "Distributed  Property"  has the  meaning  assigned to such term in Section
8(d).

     "Dividend  Payment Date" means  __________15,  __________ 15, __________ 15 and ____________ 15 each year, or if any such date is not a Business Day, on the next succeeding Business Day.

     "Dividend Period" means the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

     "DTC" means The Depository Trust Corporation, New York, New York.

     "Ex-Dividend Date" has the meaning assigned to such term in Section 8(g).

     "Expiration Time" has the meaning assigned to such term in Section 8(f).

     "Fair Market Value" means the amount, which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Liquidation Preference" has the meaning assigned to such term in Section 4(a).

     "Non-Electing  Shares"  has the  meaning  assigned  to such term in Section
9(a).

     "Original  Issue  Date" has the  meaning  assigned  to such term in Section
3(a).

     "Outstanding" means, when used with respect to Series A Preferred Stock, as of any date of determination, all shares of Series A Preferred Stock outstanding as of such date; provided, however, that, if such Series A Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Series A Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Series A Preferred Stock shall cease to be outstanding; provided further that, in determining whether the holders of Series A Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Stock owned by the Corporation shall be deemed not to be outstanding, except that, in determining whether the Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Stock which the Transfer Agent has actual knowledge of being so owned shall be deemed not to be outstanding.

     "Parity Stock" has the meaning assigned to such term in Section 2.

     "Paying Agent" has the meaning assigned to such term in Section 12.

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

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Dividend Voting Event" has the meaning assigned to such term in Section 6(b).

     "Purchased Shares" has the meaning assigned to such term in Section 8(f).

     "Record Date" means (i) with respect to the dividends payable on ___________ 15, ___________ 15, _____________ 15 and ____________ 15 of each year,  ____________ 1, _______ 1,  ___________ 1 and ___________ 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 8, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "Redemption Date" means a date that is fixed for redemption of the Series A Preferred Stock by the Corporation in accordance with Section 5 hereof.

     "Redemption Price" means an amount equal to the Liquidation Preference per share of Series A Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) thereon, to, but excluding, the Redemption Date, without interest; subject to adjustment as provided in Section 5(f).

     "Senior Stock" has the meaning assigned to such term in Section 2.

     "Series A Preferred Stock" has the meaning assigned to such term in the Preamble hereto.

     "Series A Preferred Stock Director" has the meaning assigned to such term in Section 6(b).

     "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

     "Transfer Agent" has the meaning assigned to such term in Section 11.

     "Trigger Event" has the meaning assigned to such term in Section 8(d).

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     2. Rank.  The Series A  Preferred  Stock  shall,  with  respect to dividend
rights  and  rights  upon   liquidation,   dissolution  or  winding  up  of  the
Corporation, rank (a) senior to all classes or series of Common Stock and to any other class or series of Capital Stock issued by the Corporation not referred to in clauses (b) or (c) of this paragraph, (b) on a parity with all equity securities issued by the Corporation in the future the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation ("Parity Stock") and
(c) junior to all equity securities issued by the Corporation in the future the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation ("Senior Stock"). The term "equity securities" shall not include convertible debt securities.

     3. Dividends.

          (a) Holders of the then Outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 6.75% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $3.375 per share). Such dividends shall be cumulative from the first date on which any Series A Preferred Stock is issued (the "Original Issue Date") and shall be payable quarterly in arrears on each Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on ________________, 2004 will be for a different amount than the full quarterly dividend period). Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable Record Date.

          (b) No dividends on shares of Series A Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (c) Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in
     Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable, but interest will not accrue on any amount of accrued but unpaid dividends on the Series A Preferred Stock.

          (d) Except as provided in Section 3(e) below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution of cash or other property be, directly or indirectly, declared or set aside on or with respect to any shares of the Common Stock, or shares of any other class or series of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, (ii) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or the satisfaction by the Corporation of its obligations pursuant to any contract or security requiring the Corporation to purchase shares of Common Stock, (iii) as a result of a reclassification of the Capital Stock or the exchange or conversion of one class or series of the Capital Stock for another class or series of Capital Stock or (iv) the purchase of fractional interests in shares of Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged).

          (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of Capital Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of such Capital Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of such Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of such Capital Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Stock which may be in arrears.

          (f) Any dividend payment made on shares of the Series A Preferred Stock shall be credited against the accrued but unpaid dividends due as designated by the Corporation. Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock in excess of full cumulative dividends on the Series A Preferred Stock as described above.

     4. Liquidation Preference.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then Outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $50.00 per share of Series A Preferred Stock (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock as to liquidation rights.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all Outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of Capital Stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the holders of the Series A Preferred Stock and each such other class or series of Capital Stock shall share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

          (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

          (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     5. Optional Redemption.

          (a) The Corporation may not redeem any shares of Series A Preferred Stock before ___________, 2007. At any time and from time to time on or after ___________, 2007, the Corporation shall have the option to redeem in cash, subject to Section 5(i) hereof, all or part of the shares of Series A Preferred Stock at the Redemption Price, but only if, prior to the date the Corporation gives notice of such redemption pursuant to this Section 5, the Closing Sale Price of the Common Stock has exceeded the Conversion Price in effect for 30 consecutive Trading Days.

          (b) In the event the Corporation elects to redeem shares of Series A Preferred Stock in accordance with Section 5(a) above, the Corporation shall:

               (i) send a written notice to the Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Transfer Agent);

               (ii) send a written notice by first class mail to each holder of record of the Series A Preferred Stock at such holder's registered address, not fewer than 30 nor more than 90 days prior to the Redemption Date stating:

          (A) the Redemption Date;
          (B) the Redemption Price;
          (C) the Conversion Price and the Conversion Ratio;
          (D) the name and address of the Paying Agent and Conversion Agent;
          (E) that shares of Series A Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;
          (F) that holders who want to convert shares of the Series A Preferred Stock must satisfy the requirements set forth in Section 7;
          (G) that shares of the Series A Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
          (H) if fewer than all the Outstanding shares of the Series A Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;
          (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Series A Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;
          (J) the CUSIP  number of the  Series A  Preferred  Stock;  and
          (K) any other information the Corporation wishes to present.

          (c) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to: (i) shares of the Series A Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the Redemption Price and give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A Preferred Stock; and

               (ii) shares of the Series A Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A Preferred Stock upon surrender of their certificates evidencing their shares of the Series A Preferred Stock.

          (d) If on the Redemption Date, DTC and/or the Paying Agent holds or hold cash sufficient to pay the Redemption Price for the shares of Series A Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series A Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 5.

          (e) Payment of the Redemption Price for shares of the Series A Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series A Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

          (f) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series A Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

          (g) If fewer than all the Outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

          (h) Upon surrender of a certificate or certificates representing shares of the Series A Preferred Stock that are redeemed in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series A Preferred Stock in an amount equal to the unredeemed portion of the shares of Series A Preferred Stock surrendered for partial redemption.

          (i) Notwithstanding the foregoing provisions of this Section 5, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Series A Preferred Stock have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption.

          (j) Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

         6. Voting Rights.

          (a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise provided in the Certificate of Incorporation or by law.

          (b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for 12 or more quarterly periods (a "Preferred Dividend Voting Event"), the holders of such shares of Series A Preferred Stock (voting separately as a class with any other series of Parity Stock upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of one additional director of the Corporation (the "Series A Preferred Stock Director"), and the number of directors on the Board of Directors shall increase by one, at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of at least 20% of any other series of Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

          (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Voting Event) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by one. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the Outstanding shares of the Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Voting Event shall continue, any vacancy in the office of the Series A Preferred Stock Director may be filled by a vote of the holders of record of a majority of the Outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable).

          (d) The affirmative vote of holders of at least two-thirds of the Outstanding shares of the Series A Preferred Stock and all other Parity Stock with like voting rights, voting as a single class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Series A Preferred Stock, so as to adversely affect the holders thereof; provided, however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock will not be deemed to materially and adversely affect such powers, preferences or special rights.

          (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all Outstanding shares of Series A

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


     Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     7. Conversion.

          (a) Each holder of Series A Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Original Issue Date to convert, subject to the terms and provisions of this
Section 7, any or all of such holder's shares of Series A Preferred Stock. In such case, the shares of Series A Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the Conversion Rate then in effect.

          (b) The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender to the Corporation of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required by the Transfer Agent. In case a notice of conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Series A Preferred Stock pursuant hereto. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of Series A Preferred Stock (the "Conversion Date"), each converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. Upon notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a Transfer Agent, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of any conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (A) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash in lieu of any fractional shares as provided in Section 7(c); and
     (B) exercise the rights to which they are entitled as holders of Common Stock. Anything herein to the contrary notwithstanding, in the case of shares of Series A Preferred Stock evidenced as global securities, notices of conversion may be delivered and shares of the Series A Preferred Stock representing beneficial interests in respect of such global securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

          (c) In connection with the conversion of any shares of the Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

          (d) If more than one share of the Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series A Preferred Stock so surrendered.

          (e) The Corporation shall:

               (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Series A Preferred Stock;

               (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation
          (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Series A Preferred Stock hereunder); and

               (iii) ensure that all shares of Common Stock delivered upon conversion of the Series A Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          (f) With respect to dividends and other payments upon conversion:

               (i) If a holder of shares of Series A Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series A Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Series A Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series A Preferred Stock being converted pursuant to the provisions hereof. Shares of the Series A Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Series A Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series A Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

               (ii) Notwithstanding the foregoing, if shares of the Series A Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series A Preferred Stock for redemption during such period, then the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

               (iii) Except as set forth above in this Section 7(f), the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for dividends on shares of Common Stock issued upon such conversion.

     8. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this
Section 8.

          (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the Outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

               (i) the numerator of which shall be the sum of the number of shares of Common Stock Outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

               (ii) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination,

     such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

          (i) the numerator of which shall be the number of shares of Common Stock Outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and
               (ii) the denominator of which shall be the sum of the number of shares of Common Stock Outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) If the Outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case Outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock or evidences of its indebtedness or other assets (including securities, but excluding (x) any rights or warrants referred to in Section 8(b) and (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in Section 8(a)) (any of the foregoing, the "Distributed Property"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

                    (i) the numerator of which shall be the Current Market Price on such record date;  and
                    (ii) the  denominator  of which shall be the Current  Market
               Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such record date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Dividend Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share Series A Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 8(d) (and no adjustment to the Conversion Rate under this 8(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this 8(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

     For purposes of this Section 8(d), Section 8(a) and Section 8(b), any dividend or distribution to which this Section 8(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 8(a) and 8(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 8(a) and 8(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "Outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8(a).

               (e)  If  the   Corporation   shall,  by  dividend  or  otherwise,
          distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then if the sum of the amount of such cash distributions per share of Common Stock plus the aggregate amount of cash distributions per share of Common Stock in the immediately preceding 12-month period exceeds the greater of (x) the annualized amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment to the Conversion Rate pursuant to this
          Section 8(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (y) 15% of the average of the Closing Sale Price during the five Trading Days immediately prior to the date of declaration of such dividend, the Conversion Rate shall be increased so that the same shall equal

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


          the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                    (i) the numerator of which shall be the Current Market Price on such record date; and

                    (ii) the  denominator  of which shall be the Current  Market
               Price on such record date less the amount of cash so distributed (including only the amount of cash distributed in excess of the threshold set forth above) applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series A Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
Section 8(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the average of the daily Closing Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, the "Purchased Shares") and (y) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator of which shall be the number of shares of Common Stock Outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

               (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies (as calculated in Section 8(g)(i) above) is less than $1.00, then the adjustment provided by for by this Section 8(g) shall not be made and in lieu thereof the provisions of Section 9 shall apply to such distribution.

          (h) The Corporation may make such increases in the Conversion Rate in addition to those required by Sections 8(a), (b), (c), (d), (e), (f) and
     (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the Series A Preferred Stock a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 8(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 8, for any issuance of Common

     Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the securities become convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 9, no adjustment need be made thereafter as to the cash, assets, property or such securities.

          (j) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Transfer Agent shall have received such officer's certificate, the Transfer Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the each holder of Series A Preferred Stock at such holder's last address appearing on the register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (k) For purposes of this Section 8, the number of shares of Common Stock at any time Outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this
     Section 8, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     9. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

          (a) If any of the following events occur:

               (i) any reclassification or change of the Outstanding shares of Common Stock (other than a subdivision or combination to which Section 8(c) applies);

               (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

               (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Series A Preferred Stock shall be convertible, on and after the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series A Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets

(including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

          (b) The  Corporation  shall cause  notice of the  application  of this
     Section 9 within 20 days after the  occurrence  of the events  specified in
     Section 9(a) by the issuance of a press release containing such information. Failure to deliver such notice shall not affect the legality or validity of the modification to the conversion rights of the Series A Preferred Stock effected by this Section 9.

          (c) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 8 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance.

          (d) If this Section 9 applies to any event or occurrence, Section 8 shall not apply.

     10. Consolidation, Merger and Sale of Assets. The Corporation, without the consent of the holders of any of the Outstanding Series A Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to the Corporation.

     11. Transfer Agent and Registrar. The transfer agent and registrar (the "Transfer Agent") for shares of Series A Preferred Stock shall initially be American Stock Transfer and Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

     12. Paying Agent and Conversion Agent. The Transfer Agent shall act as the office where Series A Preferred Stock may be presented for payment (the "Paying Agent") and where the Series A Preferred Stock may be presented for conversion (the "Conversion Agent"), unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Transfer Agent, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Transfer Agent of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Transfer Agent shall act as such. The Corporation or any of its affiliates may act as Paying Agent, Transfer Agent, registrar, coregistrar or Conversion Agent.

     13. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf on this __ day of ______________, 2004.

                           TITANIUM METALS CORPORATION


                           By:
                                    --------------------------------------------
                                    Name:
                                    Title:
ATTEST:



By:
         --------------------------------------------
         Name:
         Title:

                                     [LOGO]



                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                                      PROXY

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Proxy for Annual Meeting of Stockholders
                                  _______, 2004

The undersigned hereby appoints Joan H. Prusse and Matthew O'Leary, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at TIMET's corporate offices, 1999 Broadway, Suite 4300, Denver, Colorado on _______, ____ __, 2004, at _____ local time, and at any adjournment or postponement of said Annual Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[] Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below and "FOR"  approval of each of the  proposals  set forth in Item 2,
Item 3 and Item 4 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below, and "FOR" each of the proposals set forth in Item 2, Item 3 and Item 4 below.

1.   Election of Seven  Directors       FOR ALL             WITHHELD AS TO ALL
(except as marked below)
                                        [ ]                  [ ]
         Nominees:
         Norman N. Green        Dr. Gary Hutchison
         J. Landis Martin       Dr. Albert W. Niemi, Jr.
         Glenn R. Simmons       Steven L. Watson
         Paul J. Zucconi

         Vote withheld as to the following nominee(s):__________________________

2.   Approval of TIMET's 2004 Senior Executive Cash Incentive Plan.

         [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN

3. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 10,000,000 shares (9,900,000 shares of common stock, $.01 par value, and 100,000 shares of preferred stock, $.01 par value) to 100,000,000 shares (90,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value).

         [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

4. Approval of an exchange offer pursuant to which the Company would issue shares of newly created Series A Convertible Preferred Stock in exchange for the 6.625% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (BUCS) of TIMET Capital Trust I.

         [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


[ ]  Check  this  box if you  consent  to  delivery  of all  future  corporate
     communications,   including   proxy   statements   and  annual  reports  to
     stockholders, electronically through TIMET's Internet Website.

     Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


                                                --------------------------------

                                                                            2004
                                                --------------------------------
                                            SIGNATURE(S)                    DATE